UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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Harvard Bioscience, Inc.

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HARVARD BIOSCIENCE, INC.
84 October Hill Road
Holliston, Massachusetts 01746-1371

April 7, 2022

Dear Stockholder:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders of Harvard Bioscience, Inc. (the “Annual Meeting”) to be held on Tuesday, May 17, 2022 at 11:00 a.m. EDT. The Annual Meeting will be held by virtual meeting only. You will not be able to attend the Annual Meeting in person. To be admitted to the Annual Meeting at http://www.virtualshareholdermeeting.com/HBIO2022, you must enter the control number found on your proxy card, voting instruction form or notice you previously received. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. At the meeting, we will be voting on the matters described in the accompanying proxy statement.

We are using the Internet as our primary means of furnishing the proxy materials to our stockholders. This process expedites the delivery of proxy materials, ensures materials remain easily accessible to stockholders, and allows stockholders to receive clear instructions for receiving materials and voting.

We are mailing the Notice of Internet Availability of Proxy Materials to stockholders on or about April 7, 2022. The proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2021, are available at www.proxyvote.com.

The Notice of Internet Availability of Proxy Materials contains instructions for our stockholders’ use of this process, including how to access or receive copies of our proxy statement and 2021 Annual Report and how to vote by Internet or mail. To the extent you receive a proxy card, such proxy card will also contain instructions on how to vote, including the option to vote by telephone.

If you are unable to attend the meeting virtually, it is still important that your shares be represented and voted. Therefore, regardless of the number of shares you own, PLEASE VOTE THROUGH THE INTERNET, BY TELEPHONE OR BY MAIL. Any stockholder who attends the meeting virtually may vote through the meeting website, even if he or she has already voted through the Internet, by telephone or by mail.

The Board of Directors has fixed the close of business on March 23, 2022 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

YOUR VOTE IS IMPORTANT. OUR ANNUAL MEETING WILL BE HELD AS A VIRTUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING VIRTUALLY, PLEASE CAST YOUR VOTE ONLINE, BY TELEPHONE OR BY COMPLETING, DATING, SIGNING AND PROMPTLY RETURNING YOUR PROXY CARD OR VOTING INSTRUCTION CARD IN THE POSTAGE-PAID ENVELOPE (WHICH WILL BE PROVIDED TO THOSE STOCKHOLDERS WHO REQUEST TO RECEIVE PAPER COPIES OF THESE MATERIALS BY MAIL) BEFORE THE ANNUAL MEETING SO THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING.

Sincerely,

James W. Green
Chairman of the Board, President and Chief Executive Officer

HARVARD BIOSCIENCE, INC.
84 October Hill Road
Holliston, Massachusetts 01746-1371
(508) 893-8999
______________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Tuesday, May 17, 2022
_____________________

NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Harvard Bioscience, Inc. (the “Company”) will be held on May 17, 2022 at 11:00 a.m. EDT. The Annual Meeting will be held by virtual meeting only. You will not be able to attend the Annual Meeting in person. To be admitted to the Annual Meeting at http://www.virtualshareholdermeeting.com/HBIO2022, you must enter the control number found on your proxy card, voting instruction form or notice you previously received. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. The Annual Meeting will be held for the following purposes:

1.	The election of two Class I Directors named in the accompanying proxy statement, nominated by the Board of Directors for a three-year term, such term to continue until the annual meeting of stockholders in 2025 and until such Director’s successor is duly elected and qualified or until his earlier resignation or removal;

2.	The ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022;

3.	Adoption and approval of an amendment to the Harvard Bioscience, Inc. Employee Stock Purchase Plan to increase the number of authorized shares of common stock available for issuance by 500,000 shares of common stock;

4.	Approval, by a non-binding advisory vote, of the compensation of our named executive officers; and

5.	Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on March 23, 2022 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of Common Stock of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Each of the items of business listed above is more fully described in the proxy statement that accompanies this notice.

The Board of Directors of Harvard Bioscience, Inc. recommends that you vote “FOR” the election of the nominees of the Board of Directors as Directors of Harvard Bioscience, Inc., “FOR” the proposal to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm, “FOR” the proposal to adopt and approve an amendment to the Harvard Bioscience, Inc. Employee Stock Purchase Plan to increase the number of authorized shares of common stock available for issuance by 500,000 shares of common stock, and “FOR” the proposal to approve, by a non-binding advisory vote, of the compensation of our named executive officers.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 17, 2022: The proxy statement and the Annual Report on Form 10-K for the year ended December 31, 2021 are available at www.proxyvote.com. The Annual Report, however, is not part of the proxy solicitation material.

By Order of the Board of Directors,

James W. Green
Chairman of the Board, President and Chief Executive Officer

Holliston, Massachusetts
April 7, 2022

YOUR VOTE IS IMPORTANT. OUR ANNUAL MEETING WILL BE HELD AS A VIRTUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING VIRTUALLY, PLEASE CAST YOUR VOTE ONLINE, BY TELEPHONE OR BY COMPLETING, DATING, SIGNING AND PROMPTLY RETURNING YOUR PROXY CARD OR VOTING INSTRUCTIONS CARD IN THE POSTAGE-PAID ENVELOPE (WHICH WILL BE PROVIDED TO THOSE STOCKHOLDERS WHO REQUEST TO RECEIVE PAPER COPIES OF THESE MATERIALS BY MAIL) BEFORE THE ANNUAL MEETING SO THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING.

Harvard Bioscience, Inc.
Proxy Statement

Table of Contents

Page

Proxy Statement	1
Proposal 1 Election Of Directors	3
Information Regarding Directors	4
Information Regarding The Board Of Directors And Its Committees	6
Code Of Business Conduct And Ethics	11
Report Of The Audit Committee	12
Director Compensation	13
Information About Our Executive Officers	14
Compensation Discussion and Analysis	15
2021 Summary Compensation Table	20
Outstanding Equity Awards At Fiscal Year-End—2021	21
Security Ownership Of Certain Beneficial Owners And Management	24
Equity Compensation Plan Information	26
Transactions With Related Persons	26
Delinquent Section 16(a) Reports	26
Stockholder Communications With The Board Of Directors	26
Independent Registered Public Accounting Firm	27
Proposal 2 Ratification Of Appointment Of Independent Registered Public Accounting Firm	27
Proposal 3 Approval Of An Amendment Of The Harvard Bioscience, Inc. Employee Stock Purchase Plan	28
Proposal 4 Advisory Vote On The Compensation Of Our Named Executive Officers	30
Submission Of Stockholder Proposals For The 2023 Annual Meeting	31
Multiple Stockholders Sharing The Same Address	31
Other Matters	32

i

HARVARD BIOSCIENCE, INC.
84 October Hill Road
Holliston, Massachusetts 01746-1371
(508) 893-8999
_______________

Proxy Statement

_______________

Annual Meeting of Stockholders to Be Held on Tuesday, May 17, 2022

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Harvard Bioscience, Inc. (the “Company” or “we”) for use at the 2022 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on May 17, 2022, at 11:00 a.m. EDT, and any adjournments or postponements thereof. The Annual Meeting will be held by virtual meeting only. You will not be able to attend the Annual Meeting in person.

To be admitted to the Annual Meeting at http://www.virtualshareholdermeeting.com/HBIO2022, you must enter the control number found on your proxy card, voting instruction form or notice you previously received. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.

At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon:

1.       The election of two Class I Directors named in this proxy statement, nominated by the Board of Directors (or the “Board”) for a three-year term, such term to continue until the annual meeting of stockholders in 2025 and until such Director’s successor is duly elected and qualified or until his earlier resignation or removal;

2.       The ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022;

3.       Adoption and approval of an amendment to the Harvard Bioscience, Inc. Employee Stock Purchase Plan to increase the number of authorized shares of common stock available for issuance by 500,000 shares of common stock;

4.       Approval, by a non-binding advisory vote, of the compensation of our named executive officers; and

5.       Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

We are furnishing proxy materials, which include our proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2021 (the “Annual Report”), to our stockholders over the Internet, and providing a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail. We believe that this e-proxy process expedites stockholders’ receipt of proxy materials, including our proxy statement and Annual Report, while lowering the costs and reducing the environmental impact of our annual meeting. The Notice is first being mailed to stockholders of the Company on or about April 7, 2022, in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors has fixed the close of business on March 23, 2022 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the “Record Date”). Only holders of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”) of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 41,241,449 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each holder of a share of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record with respect to each matter properly submitted at the Annual Meeting.

The presence, virtually online or by proxy, of holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares held of record by stockholders or their nominees who do not return a signed and dated proxy, properly deliver proxies via the Internet or telephone, or attend the Annual Meeting virtually will not be considered present or represented at the Annual Meeting and will not be counted in determining the presence of a quorum. Consistent with applicable law, we intend to count abstentions and broker non-votes only for the purpose of determining the presence or absence of a quorum for the transaction of business.

A broker “non-vote” refers to shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Proposal No. 2, the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022, is considered “routine” under applicable rules. A broker or other nominee may generally vote on routine matters without voting instructions from beneficial owners, and therefore no broker non-votes are expected to exist in connection with Proposal 2. The remaining proposals are considered “non-routine” under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on those proposals. Accordingly, if you own shares in street name through a broker, bank or other nominee, please be sure to provide voting instructions to your nominee to ensure that your vote is counted on each of the proposals.

With respect to the election of two Class I Directors in Proposal No. 1, such Directors are elected by a plurality of the votes cast if a quorum is present. Votes may be cast for or withheld from the Directors. In a plurality election, votes may only be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. This means that the person receiving the highest number of “FOR” votes will be elected as Director.

Approval of Proposal Nos. 2, 3 and 4 require the affirmative vote of a majority of the votes cast at the Annual Meeting virtually online or by proxy.

Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the election of the Directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger percentage of votes, and no impact on the voting results of each other matter expected to be voted on at the Annual Meeting.

You will not receive a printed copy of the proxy materials unless you request to receive these materials in hard copy by following the instructions provided in the Notice. Instead, the Notice will instruct you how you may access and review all of the important information contained in the proxy materials. The Notice also instructs you how you may submit your proxy via the Internet or mail. To the extent you receive a proxy card, such proxy card will also contain instructions on how you may also vote by telephone (in addition to voting by Internet or mail). If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.

We encourage you to vote either online, by telephone or by completing, signing, dating and returning a proxy card, or if you hold your shares through a broker or nominee, by completing and returning a voting instruction form. This ensures that your shares will be voted at the Annual Meeting and reduces the likelihood that we will be forced to incur additional expenses soliciting proxies for the Annual Meeting.

Voting over the Internet, by telephone or mailing a proxy card will not limit your right to vote virtually online or to attend the Annual Meeting virtually. Any record holder as of the Record Date may attend the Annual Meeting virtually and may revoke a previously provided proxy at any time by: (i) submitting a new vote on the Internet or by telephone or submitting a properly completed proxy card with a later date; (ii) sending written notice that you are revoking your proxy to the corporate secretary at Harvard Bioscience, Inc., 84 October Hill Road, Holliston, Massachusetts 01746-1371, with such notice received by May 13, 2022; or (iii) attend the Annual Meeting virtually online and vote through the Annual Meeting website. Attendance at the Annual Meeting will not, by itself, revoke a proxy. If your shares are held by your broker or nominee, you should follow the instructions provided by such broker or nominee to revoke an earlier vote.

Beneficial holders who wish to attend the Annual Meeting virtually and vote through the Annual Meeting website should contact their brokerage firm, bank or other financial institution holding shares of Common Stock on their behalf in order to obtain a “legal proxy”, which will allow them to vote through the Annual Meeting website.

You will be able to participate in the Annual Meeting online and submit your questions during the meeting by visiting http://www.virtualshareholdermeeting.com/HBIO2022. To be admitted to the Annual Meeting, you must enter the control number found on your proxy card, voting instruction form or notice you received. You also will be able to vote your shares electronically prior to or during the Annual Meeting. If you want to submit a question during the Annual Meeting, log into http://www.virtualshareholdermeeting.com/HBIO2022, type your question into the “Ask a Question” field, and click “Submit.” Questions pertinent to meeting matters will be read and answered during the meeting, subject to time constraints.

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

Our Board of Directors recommends a vote “FOR” the nominees of the Board of Directors with respect to Proposal No. 1, and “FOR” on Proposal Nos. 2, 3 and 4. Proxies will be voted as specified. If your proxy is properly submitted, it will be voted in the manner you direct. If you submit a properly executed proxy but do not specify instructions with respect to any particular matter to be acted upon at the meeting, proxies will be voted in favor of the Board of Directors’ recommendations.

We will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, certain of our Directors, officers and employees (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram, personal interview, facsimile, e-mail or other means of electronic communication. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares of Common Stock held of record by them as of the Record Date, and such custodians will be reimbursed for their expenses.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on Tuesday, May 17, 2022: The proxy statement and Annual Report, are available at www.proxyvote.com. The Annual Report, however, is not part of the proxy solicitation material.

Proposal 1
Election Of Directors

The Board of Directors of the Company currently consists of five members and is divided into three classes of Directors, with two Directors in Class I, two Directors in Class II and one Directors in Class III.

Once elected, Directors serve for three-year terms with one class of Directors being elected by our stockholders at each annual meeting to succeed the Directors of the same class whose terms are then expiring. Each nominee elected as a Director will continue in office until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal.

At the Annual Meeting, two Class I Directors, nominated by the Board of Directors, will stand for election to serve until the 2025 annual meeting of stockholders. At the recommendation of the Governance Committee, the Board of Directors has nominated Mr. James W. Green and Mr. Bertrand Loy for election as the two Class I Directors of the Company. The nominees have agreed to stand for election and, if elected, to serve as Directors. However, if any person nominated by the Board of Directors is unable to serve or will not serve, the proxies will be voted for the election of such other person or persons as the Governance Committee and the Board of Directors may recommend.

Vote Required

The affirmative vote of a plurality of the votes cast by holders of shares of Common Stock present or represented by proxy and entitled to vote on the matter at the Annual Meeting is required for the election of the nominees as Class I Directors of the Company.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE FOLLOWING NOMINEES OF THE BOARD OF DIRECTORS: JAMES W. GREEN AND BERTRAND LOY.

Information Regarding Directors

Set forth below is certain information regarding the Directors of the Company, including the two Class I Directors who have been nominated for election at the Annual Meeting, based on information furnished to the Company by such Directors. The biographical descriptions below for the Directors include their age, all positions they hold with the Company, their principal occupation and business experience over at least the past five years, and the names of other publicly-held companies for which they currently serve as Directors or have served as Directors during at least the past five years. The biographical descriptions below for the Directors also include the specific experience, qualifications, attributes and skills that led to the conclusion by the Board of Directors that such persons should serve as Directors of the Company. In addition to such specific information, we also believe that all of our Directors have a reputation for integrity, honesty and adherence to high ethical standards. Further, they have each demonstrated business acumen and an ability to exercise sound judgment as well as a commitment of service to the Company and our Board.

Independence

The Board of Directors has determined that the incumbent Directors listed below, other than our Chief Executive Officer, Mr. Green, are “independent” as such term is currently defined by applicable Nasdaq rules.

Directors of Harvard Bioscience, Inc.

Name	Age	Principal Occupation	Director Since
Class I Directors—Term expires 2022; Nominated to Serve a Term Expiring 2025
James W. Green	63	President, Chief Executive Officer and Chairman of the Board of Directors of the Company	2015
Bertrand Loy (CC)(GC)	56	President, CEO and a Director of Entegris, Inc., Lead Independent Director of the Board of the Directors of the Company	2014
Class II Directors—Term expires 2023
Thomas W. Loewald (CC)(AC)(GC)	59	President and CEO of Cambrex	2017
Katherine A. Eade (AC)(GC)	48	General Counsel of Checkmate Pharmaceuticals, Inc.	2017
Class III Director—Term expires 2024
Alan Edrick (AC)(CC)	54	Executive Vice President and Chief Financial Officer of OSI Systems, Inc.	2019

____________________

(AC) Member of the Audit Committee

(CC) Member of the Compensation Committee

(GC) Member of the Governance Committee

Nominees for Election as Class I Directors—Nominated to Serve Terms Expiring 2025

James W. Green has served as a Director of the Company since April 2015 and was appointed Chairman on June 5, 2017. Mr. Green was appointed President and Chief Executive Officer on July 8, 2019. Immediately prior to becoming our President and Chief Executive Officer, Mr. Green served as President of Spacelabs Healthcare, a manufacturer of medical equipment, beginning in April 2018. Prior to that position, Mr. Green was General Partner of Grantchester Group, a private equity investment firm with experience in healthcare and technology. Mr. Green also previously served as President, Chief Executive Officer and a Director of Analogic Corporation, a leading publicly held advanced medical and security imaging company from 2007 until October 2016. From 2005 to 2007, Mr. Green worked as Regional Vice President of Unilab Corp., a California division of Quest Diagnostics Corporation. From 1983 to 2005, Mr. Green worked in various other leadership positions at Koninklijke Philips Electronics NV, St. Jude Medical Inc., Beckman Instruments, McDonnell Douglas Corporation and Northrop Advanced Systems. Mr. Green holds a B.S. from the University of Missouri at Columbia, an M.S. from the University of Southern California and is a graduate of the Stanford University Executive Program. We believe Mr. Green’s qualifications to sit on our Board of Directors include his executive leadership experience and global experience in technology, healthcare and life science industries in a variety of executive positions.

Bertrand Loy has served as a Director of the Company since November 2014 and currently serves as the Lead Independent Director and is a member of the Governance Committee and the Compensation Committee. Mr. Loy has been Chief Executive Officer, President and a director of Entegris, Inc. since November 2012. From July 2008 to November 2012, he served as the Executive Vice President and Chief Operating Officer of Entegris, Inc. From August 2005 until July 2008, he served as the Executive Vice President of Entegris, Inc., in charge of its information technology, global supply chain and manufacturing operations. He served as the Vice President and Chief Financial Officer of Mykrolis, a company spun out of Millipore Corporation, a life science products company, from January 2001 until August 2005. Prior to that, Mr. Loy served as the Chief Information Officer of Millipore Corporation during 1999 and 2000, and previously served in various strategic planning, global supply chain and financial roles with Millipore and Sandoz Pharmaceuticals (now Novartis), a pharmaceutical company. Since July 2013, Mr. Loy has also been on the board of directors of SEMI, the global industry association representing the electronics manufacturing supply chain, and currently acts as the chairman of the association. Mr. Loy holds an M.B.A. from ESSEC Business School in France. We believe Mr. Loy’s qualifications to sit on our Board of Directors include his extensive experience as a Chief Executive Officer, as well as his experience in operational management and his extensive international experience in Europe, Asia-Pacific and the Americas.

Incumbent Class II Directors—Terms Expiring 2023

Thomas W. Loewald has served as a Director of the Company since October 2017. Mr. Loewald currently serves as Chair of the Compensation Committee and is a member of the Governance Committee and Audit Committee. Since September 2020, Mr. Loewald has served as President and Chief Executive Officer of Cambrex, a leading private equity-owned Contract Development & Manufacturing Organization. Previously, Mr. Loewald served as President of the Flexible Packaging Division of ProAmpac, a private-equity owned flexible packaging company from September 2017 to September 2020. Prior to that, he served as Senior Vice President and Chief Commercial Officer of Thermo Fisher Scientific, a multinational biotechnology product development company. He previously worked in various roles of Thermo Fisher Scientific from 2002 to 2016. Prior to Thermo Fisher, Mr. Loewald led sales, marketing, and customer service for the adhesives division of Tyco International from 1998 to 2002. Prior to Tyco, Tom held a series of roles with General Electric’s Plastics and Materials businesses. Mr. Loewald holds a B.A. in economics from Middlebury College and an M.B.A. in business administration from The Amos Tuck School at Dartmouth College. We believe Mr. Loewald’s qualifications to sit on our Board of Directors include his broad global business experience in a wide range of industries from commodity to high growth, his strong strategic management and leadership skills, and his extensive record of success in leading business growth and excellence.

Katherine A. Eade has served as a Director of the Company since October 2017. Ms. Eade currently serves as Chair of the Governance Committee and is a member of the Audit Committee. Ms. Eade has more than 18 years of experience advising public companies on M&A and other significant corporate transactions, governance matters and capital markets. Ms. Eade is General Counsel of Checkmate Pharmaceuticals, Inc. Previously, Ms. Eade served as Vice President, Strategic Commercial Affairs at Align Technology, a position she held from July 2019 to July 2020, and prior to that was Deputy General Counsel of La-Z-Boy Incorporated from 2018 to 2019. Prior to joining La-Z-Boy, Ms. Eade was the Director, M&A Law and Transactions for Corning Incorporated and Division Counsel for Corning’s Life Sciences and Pharmaceutical Technologies divisions. Her life science acquisitions for Corning included the $730 million purchase of BD’s Discovery Labware business. Previous to her work at Corning, Ms. Eade was an attorney at Cleary Gottlieb Steen & Hamilton LLP, a leading international law firm, for over seven years. Earlier in her career, she served as a law clerk for Judge Morton I. Greenberg of the U.S. Court of Appeals for the Third Circuit. Ms. Eade earned a J.D., cum laude, from Harvard Law School and a B.A. in Government, summa cum laude, from Cornell University. We believe Ms. Eade’s qualifications to sit on our Board of Directors include her significant experience in mergers and acquisitions, including in the life sciences industry, and her extensive experience in capital markets and corporate governance.

Incumbent Class III Director—Terms Expiring 2024

Alan Edrick has served as a Director of the Company since September 2019. Mr. Edrick currently serves as Chair of the Audit Committee and a member of the Compensation Committee. Mr. Edrick has over 25 years of financial management and public accounting experience, including mergers and acquisitions, capital markets, financial planning and analysis, and regulatory compliance. Mr. Edrick has been the Executive Vice President and Chief Financial Officer of OSI Systems, Inc., a publicly traded multinational company with leading market positions in homeland security, patient monitoring and optoelectronics, since 2006. Between 2004 and 2006, Mr. Edrick served as Executive Vice President and Chief Financial Officer of BioSource International, Inc. until its sale to Invitrogen Corporation. Between 1998 and 2004, Mr. Edrick served as Senior Vice President and Chief Financial Officer of North American Scientific, Inc., a medical device and specialty pharmaceutical company. Between 1989 and 1998, Mr. Edrick was employed by Price Waterhouse LLP in various positions including Senior Manager, Capital Markets. Mr. Edrick earned a Bachelor of Arts in economics/business from the University of California, Los Angeles (UCLA) and a Master of Business Administration from UCLA’s Anderson School of Management. We believe Mr. Edrick’s qualifications to sit on our Board of Directors include his executive leadership experience as a Chief Financial Officer, as well as his significant operating, accounting and financial management expertise, including in the life sciences industry.

Information Regarding The Board Of Directors And Its Committees

During the year ended December 31, 2021, our Board of Directors held six meetings. Each of the Directors attended at least 75% of the total number of meetings of the Board of Directors held while he or she was a Director and of the committees of which he or she was a member. The Board of Directors generally encourages Directors to attend in person the Annual Meeting of Stockholders of the Company, or Special Meeting in lieu thereof, or, if unable to attend in person, to participate by other means, if practicable. The Board of Directors encourages Directors to participate virtually for the 2022 Annual Meeting. All of the Directors in office at the time attended the 2021 Annual Meeting of Stockholders held on May 18, 2021. The non-employee Directors meet regularly in executive sessions outside the presence of management.

Board Leadership Structure

Our Board leadership structure consists of a Chairman of the Board who is also our Chief Executive Officer. Prior to Mr. Green being appointed Chief Executive Officer, the roles of Chairman of the Board of Directors and Chief Executive Officer were separate. Our Board of Directors does not have a current requirement that the roles of Chief Executive Officer and Chairman of the Board be either combined or separated, because the Board of Directors currently believes it is in the best interests of our Company to make this determination based on the position and direction of our Company and the constitution of the Board and management team. From time to time, the Board of Directors will evaluate whether the roles of Chief Executive Officer and Chairman of the Board should be combined or separated. Both the Chairman and Chief Executive Officer positions are currently held by Mr. Green and as noted above, Mr. Loy has been appointed and currently serves as the Lead Independent Director.

The Lead Independent Director has broad responsibility and authority, including to:

•	Preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent Directors.

•	Call meetings of independent Directors.

•	Serves as the principal liaison between the Chairman and the independent Directors.

•	Approve all information sent to the Board, including the quality, quantity, appropriateness and timeliness of such information.

•	Approve meeting agendas for the Board.

•	Approve the frequency of Board meetings and meeting schedules, assuring there is sufficient time for discussion of all agenda items.

•	Recommend to the Governance Committee and to the Chairman, selection for the membership and chairman position for each Board committee.

•	Interview along with the chair of the Governance Committee, all Director candidates and make recommendations to the Governance Committee.

•	Be available, when appropriate, for consultation and direct communication with stockholders.

•	Retain outside advisors and consultants who report directly to the Board on Board-wide issues.

•	On an annual basis, in consultation with the independent directors, the Lead Independent Director will review his responsibility and authority and recommend to the Board for approval any modifications or changes.

Our Board of Directors has determined that its current structure, with combined Chairman and Chief Executive Officer roles and a Lead Independent Director is in the best interests of our Company and its stockholders at this time.

A number of factors support the leadership structure chosen by the Board, including, among others:

•	Our Chief Executive Officer has extensive knowledge of all aspects of our company and its business and risks, its industry and its customers.

•	Our Chief Executive Officer is intimately involved in the day-to-day operations of our company and is best positioned to elevate the most critical business issues for consideration by the Board.

•	The Board believes having our Chief Executive Officer serve in both capacities allows him to more effectively execute our company’s strategic initiatives and business plans and confront its challenges.

•	A combined Chairman and Chief Executive Officer structure provides our company with decisive and effective leadership with clearer accountability to our stockholders and customers, especially within the context of an aggressive turnaround situation in which rapid decision making is a critical success factor.

•	This structure allows one person to speak for and lead the company and the Board.

•	The combined role is both counterbalanced and enhanced by the effective oversight and independence of our Board and the independent leadership provided by our Lead Independent Director and independent committee chairs.

•	The Board believes that the appointment of a strong Lead Independent Director and the use of regular executive sessions of the non-management Directors, along with the Board’s strong committee system and all Directors being independent except for Chief Executive Officer, allow it to maintain effective oversight of management.

•	In our view, splitting the roles would potentially make our management and governance processes less effective through undesirable duplication of work and possibly lead to a blurring of clear lines of accountability and responsibility.

Board Diversity Matrix (As of March 23, 2022)

Total Number of Directors				5
Part I. Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	1	4	-	-
Part II. Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	1	4	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-	-	-	-
Did Not Disclose Demographic Background	-	-	-	-

Board Committees

The Board of Directors has established an Audit Committee (the “Audit Committee”), a Compensation Committee (the “Compensation Committee”) and a Governance Committee (the “Governance Committee”). The charters of each our committees are available on the Corporate Governance page in the Investor Relations section of our website at www.harvardbioscience.com. Please note that the information contained on the Company website is not incorporated by reference in, or considered to be a part of, this proxy statement.

Audit Committee

The Audit Committee currently consists of Mr. Edrick, Mr. Loewald and Ms. Eade. Mr. Edrick serves as the Chair. The Audit Committee is comprised entirely of independent Directors and it operates under a Board-approved charter that sets forth its duties and responsibilities. The Audit Committee met five times during 2021.

Under its charter, the Audit Committee is responsible for, among other things:

•	reviewing our financial statements and related disclosures included in quarterly and annual financial statements, as well as quarterly earnings releases;

•	reviewing the adequacy of our internal controls, and financial systems and management practices;

•	appointing, retaining and terminating, and determining compensation of, our independent auditors;

•	overseeing our independent auditors and the evaluation of the independent auditors’ qualifications, performance and independence;

•	assuring the regular rotation of audit partners, including any lead and concurring partners, in accordance with applicable laws and regulations;

•	reporting matters that arise relating to quality or integrity of our financial statements and other matters to the Board and reviewing such matters with the Board.

The Audit Committee is responsible for reviewing and discussing with management our policies with respect to risk assessment and risk management. The Board and the Audit Committee discuss matters relating to risks that arise or may arise. The Audit Committee has also established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company.

The Audit Committee is also responsible for, and has established policies and procedures with respect to, the pre-approval of all services provided by the independent auditors. When assessing the independence of our auditors, the Audit Committee considers the independent registered public accounting firm’s provision of non-audit services to the Company.

The Board of Directors has determined that Mr. Edrick, Ms. Eade and Mr. Loewald are “independent” as such term is currently defined by Nasdaq rules for purposes of service on the Audit Committee. The Board of Directors has also determined that Mr. Edrick qualifies as an “audit committee financial expert” as this term has been defined under the rules of the SEC.

Compensation Committee

The Compensation Committee currently consists of Mr. Loewald, Mr. Loy and Mr. Edrick. Mr. Loewald serves as the Chair. The Compensation Committee is comprised entirely of independent Directors and it operates under a Board approved charter that sets forth its duties and responsibilities. The Compensation Committee met three times during 2021.

The Compensation Committee determines and oversees the execution of our compensation philosophy and oversees the administration of our executive compensation programs. Its responsibilities also include overseeing the Company’s compensation and benefit plans and policies, retaining or terminating committee advisors, independence evaluation of compensation advisors, administering its stock plans (including reviewing and approving equity grants) and reviewing and approving annually all compensation decisions for the Company’s executive officers, including the CEO and the other executive officers named in the 2021 Summary Compensation Table. See “Executive Compensation—Compensation Discussion and Analysis” later in this proxy statement for information concerning the Compensation Committee’s role, processes and activities in overseeing executive compensation.

The Board of Directors has determined that Mr. Loewald, Mr. Loy and Mr. Edrick are “independent” as such term is currently defined by Nasdaq rules for purposes of service on the Compensation Committee.

Governance Committee

The current members of the Governance Committee are Mr. Loewald, Mr. Loy and Ms. Eade. Ms. Eade is the Chair. The Governance Committee is comprised entirely of independent Directors and it operates under a Board approved charter that sets forth its duties and responsibilities. The Governance Committee met twice times during 2021.

Under the terms of its charter, the Governance Committee is responsible for identifying individuals qualified to become Board members, consistent with criteria recommended by the Governance Committee and approved by the Board of Directors, and recommending that the Board of Directors select the Director candidates for election at each annual meeting of stockholders. Its responsibilities also include recommending to the Board of Directors the criteria for membership on Board Committees. The Governance Committee is also responsible for assisting the Board of Directors with such corporate governance matters as the Board of Directors may request.

In identifying and evaluating nominees for the Board of Directors, the Governance Committee may solicit recommendations from any or all of the following sources: non-management Directors, the Chief Executive Officer, other executive officers, third-party search firms or any other source it deems appropriate. At the Annual Meeting, Mr. Green and Mr. Loy will be standing for election by the stockholders.

The Governance Committee has established procedures for stockholders to recommend Director candidates. All stockholder recommendations for Director candidates must be submitted in writing to our Chief Financial Officer at 84 October Hill Road, Holliston, Massachusetts 01746, who will forward all recommendations to the Governance Committee. All stockholder recommendations for Director candidates must be submitted to the Company not less than 120 calendar days prior to the anniversary of the date on which our proxy statement was released to stockholders in connection with the previous year’s annual meeting. All stockholder recommendations for Director candidates must include:

•	the name and address of record of the stockholder,

•	a representation that the stockholder is a record holder of our securities, or if the stockholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934,

•	the name, age, business and residential address, educational background, public company directorships, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed Director candidate,

•	a description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership approved by the Board of Directors and set forth in the Governance Committee Charter,

•	a description of all arrangements or understandings between the stockholder and the proposed Director candidate,

•	the consent of the proposed Director candidate to be named in the proxy statement, to have all required information regarding such Director candidate included in the proxy statement, and to serve as a Director if elected, and

•	any other information regarding the proposed Director candidate that is required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission (the “SEC”).

The Governance Committee will evaluate all such proposed Director candidates, including those recommended by stockholders, in compliance with the procedures established by the Governance Committee, in the same manner, with no regard to the source of the initial recommendation of such proposed Director candidate. When considering a potential candidate for membership on the Board of Directors, the Governance Committee may consider, in addition to the minimum qualifications and other criteria for Board membership approved by the Board of Directors, all facts and circumstances that the Governance Committee deems appropriate or advisable, including, among other things, the skills of the proposed Director candidate, his or her availability, depth and breadth of business experience or other background characteristics, his or her independence and the needs of the Board of Directors. At a minimum, each candidate must have high personal and professional integrity, have demonstrated ability and judgment, and be effective, in conjunction with the other Directors and candidates, in collectively serving the long-term interests of the stockholders. In addition, the Governance Committee will recommend that the Board select candidates for nomination to help ensure that a majority of the Board shall be “independent” in accordance with Nasdaq rules and that each of its Audit, Compensation and Governance Committees shall be comprised entirely of independent Directors, subject to certain exceptions under the Nasdaq rules to such requirement. Although there is no specific policy regarding the consideration of diversity in identifying Director candidates, the Governance Committee may consider whether the candidate, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience. The Governance Committee also may consider whether the candidate has direct experience in the biotechnology, pharmaceutical and/or life science research industries or in the markets in which the Company operates.

The Board’s Role in Risk Oversight

Risks to the Company are discussed by the Board of Directors during the year. Management is responsible for the day-to-day management of risks we face, while the Board, as a whole and through its Committees, oversees risk management. The Board reviews and discusses, including with management, risks that arise or may arise, including in relation to legal, compliance and cyber-security matters, as well as novel risks that arise such as the impact of the COVID-19 global pandemic. For example, the Board discusses financial risk, including with respect to financial reporting and internal controls, with management and our independent registered public accounting firm and the steps management has taken to minimize those risks. Our Board also administers its risk oversight function through the required approval by the Board (or a Committee of the Board) of significant transactions and other material decisions.

Risk Considerations in our Compensation Programs

The Compensation Committee believes that risks arising from our policies and practices for compensating employees are not reasonably likely to have a material adverse effect on the Company.

Non-Employee Director Ownership Guidelines

Our Board has implemented equity ownership guidelines with respect to our non-employee Directors. The ownership guidelines require each non-employee member of the Board of Directors, within five years from their initial election to the Board to own shares of our Common Stock having a value of at least three times the annual retainer of the non-employee Directors. With respect to satisfying the guidelines, unvested awards of restricted stock units are included in the calculation while stock options are excluded. All of our Directors are currently in compliance with these equity ownership guidelines.

Code Of Business Conduct And Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics, which applies to all Directors, officers and employees of the Company and its subsidiaries including the Chief Executive Officer, the Chief Financial Officer, principal accounting officer, controller and any person performing similar functions. The Code of Business Conduct and Ethics is available on the Corporate Governance page in the Investor Relations section of our website at www.harvardbioscience.com. We intend to post any amendments to or waivers from our Code of Business Conduct and Ethics at this location on our website.

Report Of The Audit Committee

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this proxy statement or any future filing with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed incorporated by reference into any such filing.

The undersigned members of the Audit Committee of the Board of Directors of the Company submit this report in connection with the committee’s review of the financial reports of the Company for the fiscal year ended December 31, 2021 as follows:

1.	The Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the fiscal year ended December 31, 2021.

2.	The Audit Committee has discussed with representatives of Grant Thornton LLP the matters required to be discussed with them by applicable requirements of the Public Company Accounting Oversight Board and the SEC.

3.	The Audit Committee has received the written disclosures and the letter from the independent accountant required by the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the Securities and Exchange Commission.

Audit Committee:

Alan Edrick, Chair
Katherine A. Eade

Thomas W. Loewald

Director Compensation

Our Board of Directors has the authority to approve all compensation payable to our Directors, although our Compensation Committee is responsible for making recommendations to our Board regarding Board compensation. Our Board of Directors and Compensation Committee annually review our Board compensation to evaluate whether it remains competitive such that we are able to recruit and retain qualified Directors. We use a mix of cash and/or stock-based incentive compensation to attract and retain qualified candidates to serve on our Board. In setting Board compensation, the Board of Directors and the Compensation Committee consider the significant amount of time that Directors expend in fulfilling their duties to the Company as well as the skill-level required by the Company of members of the Board.

Directors who are also employees of the Company receive no additional compensation for service as a Director. Non-employee Directors receive the compensation described below.

Compensation of Non-Employee Directors Upon Initial Election to the Board

Each new non-employee Director, upon his or her initial election to the Board, is entitled to receive a restricted stock unit (“RSU”) award having a grant date fair value of $150,000. Such RSU award will vest annually over three years and be granted on the fifth business day following his or her initial election to the Board.

Annual Compensation of Non-Employee Directors

Annual Board and Committee Retainers

Each non-employee Director is entitled to receive an annual retainer, paid in RSUs, for such Director’s service on the Board of Directors. Such retainer award is granted on the fifth business day following each annual meeting of stockholders and will vest in full on the earlier of (i) immediately prior to the Company’s next annual meeting and (ii) one year from the date of grant, subject to the Director’s continued service through the applicable vesting date. The Lead Independent Director receives an additional retainer paid in RSUs which has the same date of grant and vesting schedule as the annual Board retainers. Further, each non-employee Director is entitled to receive cash retainers for such Director’s service on committees of the Board of Directors. Such committee retainers are paid quarterly in arrears.

As a result of its annual review of the Company’s non-employee Director compensation program in 2021, the Board of Directors approved certain changes to the compensation amounts. In addition, while annual Board and committee retainers were historically paid on a calendar year basis, the Board determined that following the 2021 annual meeting of stockholders, annual retainers would be paid in accordance with a Board year that commences on the date of each annual meeting of stockholders and ends on the date of the next annual meeting. As part of this transition from the calendar year to the Board year, for the 2021-2022 Board year, each non-employee Director received certain pro-rated transition awards.

The current annual retainer values for each particular role on the Board are as follows:

Role	Annual Retainer Value
Non-employee Director	$45,000
Lead Independent Director	$35,000
Audit Committee chair	$17,500
Audit Committee member	$10,000
Compensation Committee chair	$7,000
Compensation Committee member	$7,000
Governance Committee chair	$5,000
Governance Committee member	$5,000

Annual Equity Award

Each non-employee Director will also be entitled to receive an equity award in the form of restricted stock units having an aggregate cash value of $100,000, which is granted on the fifth business day following each annual meeting of stockholders and will vest in full on the earlier of (i) immediately prior to the Company’s next annual meeting of stockholders, and (ii) one year from the date of grant, subject to the Director’s continued service through the applicable vesting date.

Expenses

In addition, non-employee Directors shall be reimbursed for expenses incurred in connection with attending Board and Committee meetings.

2021 Director Compensation Table

The following table presents the compensation provided to the non-employee Directors who served during the fiscal year ended December 31, 2021.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)(2)	Option Awards ($) (3)	Total ($)
Katherine A. Eade	—	164,152	—	164,152
Alan Edrick	4,336	172,216	—	176,552
John F. Kennedy	—	19,247	—	19,247
Thomas W. Loewald	6,194	168,184	—	174,378
Bertrand Loy	—	191,368	—	191,368
Susan Steele	—	15,782	—	15,782

____________________

(1)	Based on the aggregate grant date fair value computed awards in accordance with the provisions of FASB ASC 718, “Compensation—Stock Compensation”. Assumptions used in the calculation of this amount are included in Note 10 to the Company’s audited financial statements for the fiscal year ended December 31, 2021 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 11, 2022.

(2)	The aggregate number of unvested RSU awards outstanding at December 31, 2021 and held by the non-employee Directors were as follows: 14,400 awards for Ms. Eade; 14,400 awards for Mr. Edrick; 14,000 awards for Mr. Loewald; 14,400 awards for Mr. Loy.

(3)	The aggregate number of option awards outstanding at December 31, 2021 and held by the non-employee Directors were as follows: 87,600 options for Ms. Eade; 101,800 options for Mr. Edrick; 87,600 options for Mr. Loewald; 55,300 options for Mr. Loy.

Information About Our Executive Officers

The following table shows information about our executive officers:

Name	Age	Position
James W. Green	63	President, Chief Executive Officer and Chairman of the Board of Directors
Michael Rossi	48	Chief Financial Officer
Kenneth Olson	60	Chief Operating Officer

Biographical information for Mr. Green is provided above under the heading “Directors of Harvard Bioscience, Inc.”

Michael Rossi was named Chief Financial Officer in July 2019. Immediately prior to becoming Chief Financial Officer of the Company, Mr. Rossi served as Chief Financial Officer of Laborie Medical Technologies from August 2018 to May 2019, a manufacturer of urology and gastrointestinal diagnostic equipment. Prior to that role, he was Chief Financial Officer of Medical Specialties Distributors, a healthcare supply chain management solutions company, for over three years. Mr. Rossi brings significant experience with turnarounds and driving financial and operational improvements within complex middle market manufacturing and distribution businesses. He also has over fifteen years of public company accounting and reporting experience as well as experience managing debt and liquidity during both periods of growth and business downturns. Earlier in his career, Mr. Rossi held finance roles of increasing responsibility at various public companies, including Haemonetics Corporation, The Princeton Review, Inc., American Tower Corporation, Sonus Networks and Manufacturers’ Services Limited. He began his professional career as an accountant at PricewaterhouseCoopers. Mr. Rossi earned a B.S. in accounting from Babson College and an MBA from Babson College’s Olin School of Management.

Kenneth Olson served as Chief Operating Officer from April 2020 to January 2022 and was responsible for global manufacturing, supply chain and research and development. Prior to becoming Chief Operating Officer, Mr. Olson served as Vice President and General Manager, Data Sciences International from October 2019 to April 2020. Prior to joining DSI, Mr. Olson served as the Senior Vice President of Global Engineering and Operations at Spacelabs Healthcare, a patient monitoring and diagnostic cardiology companies, from May 2017 to October 2019. From July 2013 until October 2019, Mr. Olson ran a successful management consulting firm in the medical device space. Mr. Olson previously served as Vice President of Research & Development at ABT Molecular Imaging from December 2010 to July 2013. Mr. Olson has significant experience in Emergency Medical Services (EMS), with over 40 issued patents in cardiology and resuscitation products. He served as Vice President of Research and Development for Medtronic Physio-Control from May 2006 to December 2010, where he oversaw the development of the LP15 Monitor/Defibrillator. Prior to Medtronic, Olson was the Chief Technical Officer for Cardiac Science, after a merger with Survivalink Corporation where he had served as the VP of R&D from its inception. Mr. Olson earned a B.S. in electrical engineering and an MBA from the University of Minnesota.

Compensation Discussion AND Analysis

This Compensation Discussion and Analysis, which should be read together with the executive compensation tables set forth below, provides information regarding our executive compensation program for our named executive officers. Our named executive officers for 2021 were James Green, our President and Chief Executive Officer, Michael Rossi, our Chief Financial Officer, and Kenneth Olson, our Chief Operating Officer. Mr. Olson resigned from his position as Chief Operating Officer effective January 31, 2022, but will assist on various projects and in the transition of the Chief Operating Officer role until his departure from the Company on December 31, 2022.

Our Compensation Committee is responsible for determining the compensation payable to our executive officers. Our Chief Executive Officer makes recommendations to our Compensation Committee regarding the compensation of all executive officers, excluding his own, but our Compensation Committee is ultimately responsible for approving this compensation. Generally, our Chief Executive Officer recommends the terms of an annual corporate bonus plan to our Compensation Committee. Our Compensation Committee then, after considering the recommendations made by our Chief Executive Officer, determines the terms and amount of compensation to pay to each of our executive officers, including our Chief Executive Officer, and the terms of any corporate bonus plans and related targets and objectives. Such determination is made in reliance on a number of other factors, including analysis and guidance provided by an independent compensation consultant from time to time, as well as compensation for comparable executive positions at peer group companies and our historical practices.

Objectives of Our Executive Compensation Programs

Our compensation programs for our executive officers are designed to achieve the following key objectives:

•	attract and retain high performing and experienced executives;

•	motivate and reward executives whose knowledge, skills and performance are deemed critical to our success;

•	align the interests of our executives and stockholders by motivating executives to increase stockholder value and rewarding executives when stockholder value increases;

•	foster a shared commitment among executives by coordinating their goals; and

•	motivate our executives to manage our business to meet our short- and long-term objectives, and reward them for meeting these objectives, including growing our revenues, earnings per share, total market capitalization and share price.

Role of Independent Compensation Consultant

From time to time, our Compensation Committee has engaged an independent compensation consultant to provide guidance with respect to the development and implementation of our compensation programs. The Compensation Committee utilizes the reports, recommendations and insight of the independent compensation consultant, along with a variety of additional factors, including input from the Chief Executive Officer as to the other executive officers, in determining the appropriate compensation, including salary, bonus and equity grants, with respect to our named executive officers. The Compensation Committee engaged Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant for 2021.

After consideration of the independence assessment factors provided under the listing standards of The Nasdaq Global Market, the Compensation Committee determined that the compensation consultant is independent and that the work performed in 2021 did not raise any conflicts of interest.

In consultation with FW Cook, in September 2020, the Compensation Committee selected the peer group used for 2021 compensation decisions as follows, focusing on market capitalization, revenues, industry:

Champions Oncology, Inc.	OraSure Technologies, Inc.
Electromed, Inc.	Pro-Dex, Inc.
Enzo Biochem, Inc.	Quanterix Corporation
Fluidigm Corporation	Surgalign Holdings, Inc.
GenMark Diagnostics, Inc.	Surmodics, Inc.
IRIDEX Corporation	T2 Biosystems, Inc.
LeMaitre Vascular, Inc.	Transcat, Inc.
Meridian Bioscience, Inc.	UFP Technologies, Inc.

Compensation Practices

Our executive compensation practices include the following, each of which the Compensation Committee believes reinforces our executive compensation objectives:

•	market comparison of executive compensation against a relevant peer group;

•	use of an independent compensation consultant reporting directly to the Compensation Committee and providing no other services to the Company;

•	double-trigger vesting for equity awards in the event of a change in control;

•	limited perquisites;

•	executive stock ownership guidelines;

•	clawback policy;

•	anti-short selling, anti-margin and hedging policies; and

•	annual say-on-pay vote.

Compensation Elements

The elements of executive compensation include base salary, annual cash incentive bonuses, long-term equity incentive compensation, employment agreements, and broad-based benefits programs. We have not adopted any formal guidelines for allocating total compensation between long-term and short-term compensation, cash compensation and non-cash compensation, or among different forms of non-cash compensation.

Base Salary

We pay our executive officers a base salary, which our Compensation Committee reviews and determines annually. We believe that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. We also believe that attractive base salaries can motivate and reward executives for their overall performance. The 2021 annualized base salary of each of Messrs. Green, Rossi and Olson were:

Current Executive Officers	2021 Base Salary	Increase over 2020
James Green	$573,710	0%
Michael Rossi	$340,000	0%
Kenneth Olson	$290,000	0%

Annual Cash Incentive Bonuses

Consistent with our emphasis on performance-based incentive compensation programs, our executives are eligible to receive annual cash incentive bonuses. The Compensation Committee has the authority to provide such bonuses for a given fiscal year based on the performance of our executive officers with respect to key performance areas and targets established by the Compensation Committee for such period. In March 2021, the Compensation Committee adopted the 2021 Annual Incentive Plan as set forth below:

Metric	Weighting	Rationale for Metric
Revenue Growth	50%	Strategic goal to return the Company to organic growth
Adjusted Operating Income (1)	50%	Achievement of Adjusted Operating Income targets designed to significantly improve the core profitability of the business and invest in products and revenue growth activities.

____________________

(1)	Adjusted operating income is a non-GAAP measure and excludes certain expenses and income primarily resulting from purchase accounting or events that management does not believe are related to the underlying operations of the business such as amortization of intangibles related to acquisitions, costs related to acquisition, disposition and integration initiatives, impairment charges, severance, restructuring and other business transformation expenses, and stock-based compensation expense. The effect of the current year’s annual cash incentive bonus is also excluded from adjusted operating income.

The Compensation Committee evaluated our performance against these goals and, based upon that evaluation and in consideration of our overall performance, the Compensation Committee awarded each named executive officer a 2021 annual cash incentive bonus that equaled 68% of his target. The Compensation Committee believes these payouts are appropriate due to the performance of the Company in 2021, particularly in light of the challenges presented by the COVID-19 pandemic, and each participating named executive officer’s contribution to the Company’s performance.

For fiscal year 2021, Mr. Green was eligible to receive cash incentive compensation equal to 100% of his base salary, with a maximum of 150% of his base salary, and each of Messrs. Rossi and Olson were eligible to receive cash incentive compensation equal to 50% of their respective base salaries, with a maximum of 75% of their respective base salaries.

Long-Term Equity Incentive Compensation

We place a significant emphasis on performance-based incentive compensation. We grant long-term equity incentive awards in the form of RSUs to executives as part of our total compensation package. These awards generally represent a significant portion of total executive compensation. We use long-term equity incentive awards in order to align the interests of our executives and our stockholders by providing our executives with strong incentives to increase stockholder value and a significant reward for doing so.

The Compensation Committee’s long-term incentive strategy allows for use of a portfolio approach when granting awards. Each element of the portfolio is intended to address a different aspect of long-term incentive compensation, as set forth below:

•	Time-based RSUs serve as a retentive device and provide an interest in the value of the Company’s shares, because, even though they vest over time, they provide recipients with a certain equity interest, assuming continued employment. In addition to promoting retention, time-based RSUs further align executives’ interests with the interests of shareholders and provide a long-term ownership mentality as well as motivation to succeed in the long term. An RSU is a grant representing the right to receive a share of Common Stock upon vesting of the RSU and satisfaction of other conditions. A holder of an RSU does not have any rights of a stockholder until the RSU vests and is converted to Common Stock.

•	Performance-based RSUs provide an additional incentive for executive officers to create shareholder value, as these awards only vest if the relative total shareholder return (“TSR”) of our Common Stock as compared to companies in the utilized index exceeds the performance goals established by the Committee. The Committee believes that measuring TSR on a relative, rather than on an absolute, basis provides a more relevant measure of the performance of the Company’s stock. By mitigating the impact of macroeconomic factors (both positive and negative) that are beyond the control of the Company and its executives, we believe relative TSR provides rewards that are better aligned with relative performance through varying economic cycles. The maximum number of shares, relative to target, that can be earned under this TSR plan is 150%.

Our decisions regarding the amount and type of long-term equity incentive compensation and relative weighting of these awards among total executive compensation have also been based on our understanding of market practices of our Peer Companies and take into account additional factors such as level of individual responsibility, experience and performance. The vesting of our long-term equity incentive compensation is typically subject to continued employment with our Company, and in some instances, to acceleration in connection with certain termination events and a change-in-control.

In the first quarter of 2021, the Compensation Committee granted a mix of time-based RSU awards and performance-based RSUs to Messrs. Green, Rossi, and Olson, each with vesting subject, among other things, to the executive’s continued employment with the Company on the vesting dates.

Name	Time-Based RSUs (1)	Performance-Based RSUs (2)
James W. Green	194,698	186,674
Michael A. Rossi	38,462	36,876
Kenneth Olson	32,805	31,453
	265,965	255,003

____________________

(1)	These time-based RSUs was granted on March 1, 2021 and vests in three equal installments on each of December 29, 2021, 2022 and 2023.

(2)	These performance-based RSUs were granted on March 1, 2021 subject to relative TSR vesting conditions. These RSUs will vest upon the achievement of a relative total shareholder return of the Common Stock during the period from March 1, 2021 to the earlier of (i) December 31, 2023, and (ii) the date of a change of control (the “Measurement Period”), measured relative to the Russell 2000 index and based on the 20-day trading average beginning on the first day of the Measurement Period and ending on the last day of the Measurement Period.

With respect to the performance-based RSUs, the target number of these RSUs that may be earned is reported above; the maximum amount that may be earned is 150% of the target number, with a cap of 100% in the event of negative TSR. The TSR calculations will be adjusted to reflect stock splits, recapitalizations and other similar events. The performance-based RSUs will vest at target—the amount reported in the table above—if the TSR of the Common Stock is at the 50th percentile of companies in the Russell 2000 Index. A payout at maximum, which is 150% of the target award, may be achieved if the relative TSR is at or above the 75th percentile of companies in the Russell 2000 Index. In order to receive a payout of at least 50% of the target award, the relative TSR must be at or above the 25th percentile of companies in the Russell 2000 Index. If the relative TSR of the Common Stock is below the 25th percentile, the performance-based RSUs will not vest and the awards will be forfeited. The complete payout matrix for the performance-based RSUs granted in fiscal 2021 is presented in the table below:

Relative TSR Percentile Rank	Performance Factor
Below 25th percentile	0%
25th to 50th percentile	50%, plus an additional 1.923% for each whole percentile above 25th percentile
51st to 74th percentile	100%, plus an additional 2.083% for each whole percentile above 51st percentile
75th percentile or higher	150%

Employment Agreements

See “2021 Summary Compensation Table—Employment Agreements” and “Potential Payments upon Termination or Change-in-Control” later in this proxy statement for a summary of the material terms of the Company’s employment agreements with Mr. Green and Mr. Rossi and the Company’s separation agreement with Mr. Olson.

Broad-Based Benefits Programs

All full-time employees in the United States, including our named executive officers, may participate in our Employee Stock Purchase Plan and in our health and welfare benefit programs, including medical coverage, dental coverage, disability insurance, life insurance and our 401(k) plan. The 401(k) plan provides for matching contributions equal to 100% of each dollar contributed up to 1% of eligible compensation plus 50% of each additional 1% of eligible compensation up to 6% for a maximum matching contribution of 3.5%. We offer similar plans in certain foreign countries.

Executive Stock Ownership Guidelines

At the recommendation of our Compensation Committee, our Board of Directors has implemented updated executive stock ownership guidelines with respect to our named executive officers. Such ownership guidelines require, within five years from their initial appointment or designation as named executive officers, our named executive officers to own our Common Stock with a market value equal to at least three times their respective annual base salary. With respect to satisfying such guidelines, stock options are excluded in the calculation while shares owned outright or beneficially owned (as defined under Rule 13d-3 of the Securities Exchange Act of 1934, as amended), while restricted shares, including shares granted but not vested, shares issuable upon the settlement of RSUs and shares acquired pursuant to our Employee Stock Purchase Plan are all included. The Compensation Committee will monitor compliance with the stock ownership guidelines, including approving any hardship exceptions or implementing any non-compliance penalties.

Clawbacks

Awards under the Company’s 2021 Incentive Plan and any shares issued pursuant to such awards will be subject to recovery or “clawback” by the Company if and to the extent that the vesting of such awards was determined or calculated based on materially inaccurate financial statements or any other material inaccurate performance metric criteria; or if the Company or its subsidiaries terminate a grantee’s service relationship due to the grantee’s gross negligence or willful misconduct, or determine there are grounds for such a termination (whether or not such actions also constitute “cause” under an award agreement), any awards under the 2021 Incentive Plan, whether or not vested, as well as any shares of stock issued pursuant to awards under the 2021 Incentive Plan shall be subject to forfeiture, recovery and “clawback.” In addition, the 2021 Incentive Plan provides that if the Company is required to prepare an accounting restatement due to material noncompliance with the financial reporting requirements of the securities laws, in certain cases the Compensation Committee may require the repayment of amounts paid under the 2021 Incentive Plan in excess of what the employee would have received under the accounting restatement.

Further, if the Company is required to prepare an accounting restatement due to the material noncompliance with any financial reporting requirement under the securities laws as a result of misconduct, the Company’s Chief Executive Officer and Chief Financial Officer are required to reimburse the Company for any bonus or other incentive-based or equity-based compensation received by such officer from the Company during the twelve-month period following the first public issuance or filing with the SEC (whichever first occurs) of the financial document embodying such financial reporting requirement, and any profits realized from the sale of securities of Company during such twelve-month period.

Anti-Short Selling, Anti-Margin and Hedging Policies

The Company’s Insider Trading Guidelines explicitly prohibit directors, officers, employees, contractors and part-time and temporary workers in possession of material non-public information from (i) buying, selling, or otherwise transacting in Company’s securities, including common stock, options and any other securities that the Company may issue, such as preferred stock, notes, bonds and convertible securities, as well as derivative securities; (ii) disclosing information to another individual for the purpose of enabling such individual to trade in the Company’s securities on the basis of such information; (iii) engaging in transactions designed to hedge or offset economic risks of owning the Company’s securities, including short sales of the Company’s securities and selling security futures related to the Company’s securities; (iv) trading in options or derivatives related to the Company’s securities; and (v) and purchasing the Company’s securities on margin (i.e. borrowing money to fund the stock purchase) other than the cashless exercises of employee stock options.

2021 Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of the named executive officers noted below for services rendered in all capacities, including our President and Chief Executive Officer, our Chief Financial Officer, and our Chief Operating Officer during 2021, all during the fiscal years ended December 31, 2021 and 2020. As a smaller reporting company, we are only required to provide two years of compensation information for our named executive officers.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
James W. Green	2021	573,710	1,721,140	—	390,123	52,481	(3)	2,737,454
President and Chief Executive Officer	2020	573,710	1,223,771	573,710	215,304	33,958		2,620,453
Michael A. Rossi	2021	340,000	340,000	—	115,600	23,150	(4)	818,750
Chief Financial Officer	2020	340,000	241,752	113,333	63,798	19,278		778,161
Kenneth Olson (5)	2021	290,000	290,000	—	98,600	25,711	(6)	704,311
Chief Operating Officer	2020	285,263	206,196	96,667	54,416	186,540		829,082

____________________

(1)	Based on the aggregate grant date fair value computed in accordance with the provisions of FASB ASC 718, “Compensation—Stock Compensation”. Under FASB ASC 718, the vesting condition related to the performance-based RSUs is considered a market condition and not a financial performance condition. Accordingly, there is no grant date fair value below or in excess of the amount reflected in the table above for the named executive officers that could be calculated and disclosed based on achievement of the underlying market condition. Assumptions used in the calculation of this amount are set forth in Note 10 to the Company’s audited financial statements for the fiscal year ended December 31, 2021, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 11, 2022.

(2)	Represent amounts earned under the annual cash incentive plan.

(3)	Includes $12,000 for personal usage of Company leased automobile (as calculated in accordance with Internal Revenue Service guidelines and included as compensation on the W-2), $21,769 in Company medical, dental and other insurance matching, $8,562 in president's club travel, and $10,150 in matching contributions made by the Company to Mr. Green’s tax-qualified 401(k) Savings Plan account.

(4)	Includes $21,769 in Company medical, dental and other insurance matching, and $1,381 in matching contributions made by the Company to Mr. Rossi’s tax-qualified 401(k) Savings Plan account.

(5)	Mr. Olson resigned from his position as Chief Operating Officer effective January 31, 2022.

(6)	Includes $8,400 for personal usage of Company leased automobile (as calculated in accordance with Internal Revenue Service guidelines and included as compensation on the W-2), $8,103 in Company medical, dental and other insurance matching, and $9,208 in matching contributions made by the Company to Mr. Olson’s tax-qualified 401(k) Savings Plan account.

Employment Agreements

Chief Executive Officer

We have entered into an employment agreement with Mr. Green, dated July 2, 2019, which provides for a term of two years from his commencement date of July 8, 2019, which such term shall automatically be extended for two additional years on each anniversary of the commencement date unless, not less than 90 days prior to each such date, either party shall have given written notice to the other that it does not wish to extend the agreement. In addition, the agreement provides for an annual base salary, which is subject to review annually by our Board of Directors or Compensation Committee. Furthermore, commencing with fiscal year 2020, Mr. Green is eligible to receive cash incentive compensation on an annual basis of up to one hundred fifty percent (150%) of his base salary upon meeting objectives as determined by the Board of Directors or the Compensation Committee from time to time. Mr. Green is also eligible to participate in other incentive compensation plans as the Board of Directors or Committee shall provide for the Company’s senior executive officers.

Chief Financial Officer

We have entered into an employment agreement with Mr. Rossi, dated July 18, 2019, which provides for a term of one year, which such term shall automatically be extended for one additional year on each anniversary of the commencement date unless, not less than 90 days prior to each such date, either party shall have given written notice to the other that it does not wish to extend the agreement. In addition, the agreement provides for an annual base salary, which is subject to review annually by our Board of Directors or Compensation Committee. Furthermore, commencing with fiscal year 2020, Mr. Rossi is eligible to receive cash incentive compensation on an annual basis of up to fifty percent (50%) of his Base Salary upon meeting objectives as determined by the Board of Directors or the Compensation Committee from time to time. Mr. Rossi is also eligible to participate in other incentive compensation plans as the Board of Directors or Committee shall provide for the Company’s senior executive officers.

Outstanding Equity Awards At Fiscal Year-End—2021

The following table sets forth information concerning the number and value of exercisable and unexercisable options to purchase Common Stock, and the number of time-based and performance-based RSUs held by the applicable named executive officers noted below as of December 31, 2021.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
James W. Green	60,000	—	5.27	5/5/2025	209,180 (2)	1,474,719	186,674 (3)	1,316,052
	117,563	235,127 (4)	2.63	6/11/2030	109,070 (5)	768,944
					129,799 (6)	915,083
					218,140 (7)	1,537,887
					209,179 (8)	1,474,712
Michael A. Rossi	55,920	55,922 (9)	1.78	7/18/2029	21,545 (5)	151,892	36,876 (3)	259,976
	46,448	46,448 (4)	2.63	6/11/2030	25,641 (6)	180,769
					23,877 (10)	168,333
					43,092 (11)	303,799
Kenneth Olson	18,518	18,519 (12)	2.95	11/1/2029	18,378 (5)	129,565	31,453 (3)	221,744
	39,618	39,617 (4)	2.63	6/11/2030	21,870 (6)	154,184
					36,756 (13)	259,130
					5,029 (14)	35,454

____________________

(1)	Based on a closing stock price of $7.05 per share on December 31, 2021.

(2)	These RSUs were granted on July 8, 2019 and, assuming continued employment with the Company, the unvested shares will vest in equal installments on each of January 1, 2022 and January 1, 2023.

(3)	These performance-based RSUs were granted on March 1, 2021 subject to relative TSR vesting conditions. The RSUs will vest in full on December 31, 2023, and are linked to the achievement of a relative total shareholder return of the Common Stock from March 1, 2021 to the earlier of December 31, 2023 or the date of a change of control (measured relative to the Russell 2000 Index and based on the 20-day trading average beginning on the first day of the measurement period and ending on the last day of the measurement period). The target number of these RSUs that may be earned is noted above; the maximum amount is 150% of the amount reported.

(4)	These options were granted on June 11, 2020 and, assuming continued employment with the Company, the unvested options will become exercisable in equal installments on each of December 29, 2022 and December 29, 2023.

(5)	These RSUs were granted on June 11, 2020 and, assuming continued employment with the Company, the unvested shares will vest in equal installments on each of December 29, 2022 and December 29, 2023.

(6)	These RSUs were granted on March 1, 2021 and, assuming continued employment with the Company, the unvested shares will vest in equal installments on each of December 29, 2022 and December 29, 2023.

(7)	These RSUs were granted on June 11, 2020 with performance-based vesting conditions linked to the achievement of a relative total shareholder return of the Common Stock from June 11, 2020 to June 11, 2021 (measured relative to the Nasdaq Biotechnology index and based on the 20-day trading average price before each such date). The maximum number of RSUs was earned on June 11, 2021 and an additional 109,070 shares were added to the award. Assuming continued employment with the Company, the unvested shares will vest in equal installments on each of June 11, 2022 and June 11, 2023.

(8)	These performance-based RSUs were granted on July 8, 2019 subject to relative TSR vesting conditions linked to the achievement of a relative total shareholder return of the Company’s Common Stock from July 8, 2019 to July 8, 2020 (measured relative to the Nasdaq Biotechnology index and based on the 20-day trading average price before each such date). The maximum number of RSUs was earned on July 8, 2020 and an additional 209,179 shares were added to the award. The unvested shares will vest on July 8, 2022

(9)	These options were granted on July 18, 2019 and, assuming continued employment with the Company, the unvested options will become exercisable in equal installments on each of July 18, 2022 and July 18, 2023.

(10)	These RSUs were granted on July 18, 2019 with performance-based vesting conditions linked to the achievement of a relative total shareholder return of the Common Stock from July 18, 2019 to July 18, 2020 (measured relative to the Nasdaq Biotechnology index and based on the 20-day trading average price before each such date). The maximum number of RSUs was earned on July 18, 2020 and an additional 23,877 shares were added to the award. Assuming continued employment with the Company, the unvested shares will vest on July 18, 2022.

(11)	These RSUs were granted on June 11, 2020 with performance-based vesting conditions linked to the achievement of a relative total shareholder return of the Common Stock from June 11, 2020 to June 11, 2021 (measured relative to the Nasdaq Biotechnology index and based on the 20-day trading average price before each such date). The maximum number of RSUs was earned on June 11, 2021 and an additional 21,546 shares were added to the award. Assuming continued employment with the Company, the unvested shares will vest in equal installments on each of June 11, 2022 and June 11, 2023.

(12)	These options were granted on November 1, 2019 and the unvested options will become exercisable in equal installments on each of November 1, 2022 and November 1, 2023.

(13)	These RSUs were granted on June 11, 2020 with performance-based vesting conditions linked to the achievement of a relative total shareholder return of the Common Stock from June 11, 2020 to June 11, 2021 (measured relative to the Nasdaq Biotechnology index and based on the 20-day trading average price before each such date). The maximum number of RSUs was earned on June 11, 2021 and an additional 18,378 shares were added to the award. The unvested shares will vest in equal installments on each of June 11, 2022 and June 11, 2023.

(14)	These RSUs were granted on November 1, 2019 with performance-based vesting conditions linked to the achievement of a relative total shareholder return of the Common Stock from November 1, 2019 to November 1, 2020 (measured relative to the Nasdaq Biotechnology index and based on the 20-day trading average price before each such date). The performance factor on November 1, 2020 was 89% and 1,863 shares were forfeited from the award. The unvested shares will vest on November 1, 2022.

Potential Payments upon Termination or Change-in-Control

Termination Arrangements with Current Named Executive Officers

The employment agreements with Mr. Green and Mr. Rossi also require the Company to provide certain payments and benefits in the event of a termination of the executive’s employment by us without cause, by the executive for good reason, upon death or disability or in relation to a change-in-control. The events constituting cause, good reason and a change-in-control are specified in the respective agreement. Such benefits include, without limitation, accrued and unpaid base salary to the date of termination, accrued and unused vacation, and if to the extent required by law, any bonuses or other compensation actually earned for periods ended prior to the termination event. These employment agreements also provide change-in-control benefits, and have customary best net/modified economic cutback provisions in relation to Section 280G of the Internal Revenue Code. In some instances, the executive’s receipt of such payments and other benefits in connection with such a termination is subject to the executive signing a general release of claims, as provided in the respective employment agreement.

With respect to termination due to death or disability, all equity awards of the named executive officers shall accelerate and fully vest and we shall also pay a cash lump sum equal to the value of COBRA premiums for a period of twelve (12) months following the termination that may be used by the executive or his spouse and dependents, as applicable, to pay for health insurance coverage that is substantially similar to the coverage executive and his eligible dependents received prior to the termination.

In the case of a termination by the executive for good reason, or by us without cause, and subject to the terms of the agreement, (i) we shall pay the executive an amount equal to eighteen (18) months for Mr. Green, and twelve (12) months for Mr. Rossi of his respective base salary rate in equal installments over the period of one year from the date of termination in accordance with our payroll procedures and (ii) any stock options or other stock based grants which would otherwise vest within 12 months of the date of termination shall become fully vested or non-forfeitable (provided that with respect to Mr. Green, as to the time-based RSUs granted in connection with his hiring, such period shall be 24 months, and with respect to the performance-based RSUs granted in connection with his hiring, the performance period would be measured as to the period from grant through the termination event). Further, following any such termination, we shall reasonably determine what annual bonus the executive would have received had he remained employed throughout the fiscal year in which the termination occurs, and if any such annual bonus would have been earned, we shall pay the executive a pro rata portion of such determined annual bonus by a lump-sum cash payment. In addition, following the termination we shall also pay a cash lump sum equal to the value of COBRA premiums for a period of eighteen (18) months for Mr. Green, and twelve (12) months for Mr. Rossi, following the termination that may be used by the respective executive to pay for health insurance coverage that is substantially similar to the coverage executive and his eligible dependents received prior to the termination.

In the event that the executive is terminated within three months prior to, or twelve months after, a change in control (as described in his employment agreement), we shall pay the executive a single lump sum in cash equal to twenty-four (24) months as to Mr. Green, and eighteen (18) months as to Mr. Rossi, of his respective base salary, and all stock options and other stock-based awards granted to the executive shall immediately accelerate and become exercisable or non-forfeitable as of the date of the change in control (and as to Mr. Green, with respect to the performance-based RSUs granted in connection with his hiring, the performance period would be measured as to the period from grant through the change of control event). In addition, following such termination we shall also pay a cash lump sum equal to the value of COBRA premiums for a period of twenty four (24) months for Mr. Green, and eighteen (18) months for Mr. Rossi, following the termination that may be used by the respective executive to pay for health insurance coverage that is substantially similar to the coverage executive and his eligible dependents received prior to the termination.

We believe that it is fair to provide for accelerated vesting because equity grants generally provide a high proportion of the total compensation of our executive officers. Very often, senior management lose their jobs in connection with a change-in-control. By agreeing up front to protect these executive officers from losing their equity in the event of a change-in-control, we believe we can reinforce and encourage the continued attention and dedication of our executive officers to their assigned duties without distraction in the face of an actual or threatened change-in-control. This protection also aligns the interests of such executive officers with that of our stockholders.

Separation Agreement with Mr. Olson

On January 26, 2022, in connection with Mr. Olson’s resignation from his position as Chief Operating Officer, the Company entered into a Separation Agreement and Release with Mr. Olson. Under the terms of such separation agreement, the Company will, among other things, continue to employ Mr. Olson and pay him his current salary until December 31, 2022 in exchange for his remote assistance on projects and the transition of duties, unless earlier terminated.

Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth information regarding the beneficial ownership of our outstanding Common Stock as of March 23, 2022 by: (i) all persons known by us to own beneficially more than 5% of our Common Stock; (ii) each of our Directors and nominees for Director; (iii) each of the named executive officers; and (iv) all of our Directors and executive officers as a group.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after March 23, 2022 through the exercise of any warrant, stock option or other right. The inclusion in this proxy statement of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Common stock subject to options currently exercisable, or exercisable within 60 days after March 23, 2022, are deemed outstanding for the purpose of computing the percentage ownership of the person holding those options, but are not deemed outstanding for computing the percentage ownership of any other person.

Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of Common Stock, except to the extent spouses share authority under community property laws.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner (1)	Shares	Percent (2)
Greater than 5% Holders
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	3,063,190	7.4%	(3)
Chane Graziano 23610 Peppermill Court Bonita Springs, FL 34134	2,546,107	6.2%	(4)
Portolan Capital Management, LLC 2 International Place, FL 26 Boston, MA 02110	2,538,799	6.2%	(5)
Punch & Associates Investment Management, Inc. 7701 France Ave. So., Suite 300 Edina, MN 55435	2,166,775	5.3%	(6)

Non-Employee Directors
Bertrand Loy	416,482	1.0%	(7)
Katherine A. Eade	289,041	*	(8)
Thomas W. Loewald	273,226	*	(8)
Alan Edrick	202,093	*	(9)

Named Executive Officers
James Green	1,197,664	2.9%	(10)
Michael A. Rossi	175,432	*	(11)
Kenneth Olson	104,723	*	(12)
All Executive Officers and Directors, as a group (6 persons)	2,553,938	6.2%	(13)

____________________

*	Represents beneficial ownership of less than one percent (1%) of our outstanding Common Stock.

(1)	The address for all non-employee directors and named executive officers is c/o Harvard Bioscience, Inc., 84 October Hill Road, Holliston, Massachusetts 01746.

(2)	Based on 41,241,449 shares outstanding on March 23, 2022 together with the applicable options and restricted stock units for each stockholder.

(3)	This information is based solely upon a Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 3, 2022, reporting sole voting power over 3,003,360 shares and sole dispositive power over 3,063,190 shares.

(4)	This information is based solely upon a Schedule 13G/A filed by Chane Graziano with the SEC on May 13, 2019, reporting sole voting power over 2,546,107 shares and sole dispositive power over 2,546,107 shares.

(5)	This information is based solely upon a Schedule 13G/A filed by Portolan Capital Management, LLC and George McCabe with the SEC on February 11, 2022, reporting sole voting and dispositive power over 2,538,799 shares.

(6)	This information is based solely upon a Schedule 13G filed by Punch & Associates Investment Management, Inc. with the SEC on February 14, 2022, reporting sole voting power and dispositive power over 2,166,775 shares.

(7)	Includes options to acquire 55,300 shares that are exercisable within 60 days after March 23, 2022, as well as 18,889 restricted stock units that will fully vest within 60 days after March 23, 2022.

(8)	Includes options to acquire 87,600 shares that are exercisable within 60 days after March 23, 2022, as well as 16,925 restricted stock units that will fully vest within 60 days after March 23, 2022.

(9)	Includes options to acquire 67,867 shares that are exercisable within 60 days after March 23, 2022, as well as 16,925 restricted stock units that will fully vest within 60 days after March 23, 2022.

(10)	Includes options to acquire 177,563 shares that are exercisable within 60 days after March 23, 2022.

(11)	Includes options to acquire 102,368 shares that are exercisable within 60 days after March 23, 2022.

(12)	Includes options to acquire 58,136 shares that are exercisable within 60 days after March 23, 2022.

(13)	Includes options to acquire 578,298 shares that are exercisable within 60 days after March 23, 2022 as well as 69,664 restricted stock units that will fully vest within 60 days after March 23, 2022. Does not include shares beneficially owned by Kenneth Olson, who resigned from his position as Chief Operating Officer effective January 31, 2022.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2021 concerning the number of shares of Common Stock issuable under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Restricted Stock Units, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants, And Rights	Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	3,406,135	$3.10	4,246,710 (2)
Equity compensation plans not approved by security holders	—	—	—
Total	3,406,135		4,246,710

____________________

(1)	Consists of the Harvard Bioscience, Inc. Fourth Amended and Restated 2000 Stock Option and Incentive Plan, the Harvard Bioscience, Inc. 2021 Incentive Plan (the “2021 Plan”) and the Harvard Bioscience, Inc. Employee Stock Purchase Plan (as amended, the “ESPP”). The number of securities in column (a) for plans approved by security holders consists of 1,404,816 outstanding stock options and 2,001,319 RSUs.

(2)	Represents 4,149,876 shares available for future issuance under the 2021 Plan and 96,834 shares available for future issuance under the ESPP.

Transactions With Related Persons

The Audit Committee charter sets forth the standards, policies and procedures that we follow for the review, approval or ratification of any related person transaction that we are required to report pursuant to Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission. Pursuant to the Audit Committee charter, the Audit Committee reviews these related person transactions on an ongoing basis and the approval of the Audit Committee is required for all such transactions. The Audit Committee relies on management to identify related person transactions and bring them to the attention of the Audit Committee.

Aside from the indemnification agreements we have entered into with each of our Directors, each of which provides that we will indemnify our Directors for expenses incurred because of their status as a Director to the fullest extent permitted by Delaware law, our certificate of incorporation and our by-laws, during the 2021 fiscal year, we were not a participant in any related person transactions that required disclosure under this heading.

Delinquent Section 16(a) Reports

Our executive officers, Directors and beneficial owners of more than 10% of our Common Stock are required under Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of those reports must also be furnished to us.

Based solely on a review of the copies of the reports furnished to us, and written representations from certain reporting persons that no other reports were required, we believe that during the year ended December 31, 2021, the reporting persons complied on a timely basis with all Section 16(a) filing requirements applicable to them.

Stockholder Communications With The Board Of Directors

Stockholders and other interested parties wishing to communicate with the Board of Directors may do so by sending a written communication to any Director at the following address: Harvard Bioscience, Inc., 84 October Hill Road, Holliston, Massachusetts 01746. The mailing envelope should contain a notation indicating that the enclosed letter is a “Board Communication.” All such letters should clearly state whether the intended recipients are all members of the Board of Directors or certain specified individual Directors. Our Secretary or his or her designee will make a copy of any such communication so received and promptly forward it to the Director or Directors to whom it is addressed.

Independent Registered Public Accounting Firm

The following table presents fees for professional services provided by Grant Thornton LLP for the audits of the Company’s annual consolidated financial statements for the last two fiscal years, in each of the following categories is as set forth in the table below.

	2021	2020
Audit Fees (1)	$1,027,304	$1,026,037
Audit-Related Fees	—	—
Tax Fees (2)	7,218	34,353
Other	—	—
Total Fees	$1,034,522	$1,060,390

____________________

(1)	Audit Fees included fees billed or expected to be billed for professional services associated with the annual audit of our consolidated financial statements and internal controls over financial reporting and the reviews of our quarterly reports on Form 10-Q, and fees related to the registration statement on Form S-8.

(2)	Tax Fees included domestic and international tax compliance, tax advice and tax planning.

All of the services performed in the year ended December 31, 2021 were pre-approved by the Audit Committee. It is the Audit Committee’s policy to pre-approve all audit and permitted non-audit services to be provided to us by the independent registered public accounting firm. The Audit Committee’s authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who shall present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision. The Audit Committee has delegated this pre-approval authority to its Chairman for non-audit services. In addition, the Audit Committee has considered whether the provision of the non-audit services above is compatible with maintaining the independent registered public accounting firm’s independence.

Proposal 2
Ratification Of Appointment Of Independent Registered Public
Accounting Firm

The Audit Committee of the Board of Directors has appointed Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Grant Thornton LLP has served as our independent registered public accounting firm since 2017. The Audit Committee is responsible for the appointment, retention, termination, compensation and oversight of the work of our independent registered public accounting firm. To execute this responsibility, the Audit Committee annually evaluates the independent auditor’s qualifications, performance and independence and whether the independent registered public accounting firm should be rotated, and considers the advisability and potential impact of selecting a different independent registered public accounting firm.

Although ratification of the appointment of our independent registered public accounting firm is not required by our Bylaws or otherwise, the Board is submitting the appointment of Grant Thornton LLP to our stockholders for ratification because we value the views of our stockholders. In the event that our stockholders fail to ratify the appointment of Grant Thornton LLP, the Audit Committee will reconsider the appointment of Grant Thornton LLP. Even if the appointment is ratified, the ratification is not binding and the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

A representative of Grant Thornton LLP is expected to be present virtually at the Annual Meeting. He or she will have an opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions.

Vote Required

The affirmative vote of a majority of the votes cast by holders of shares of Common Stock present or represented by proxy and entitled to vote on the matter at the Annual Meeting is required for the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

Proposal 3
approval Of AN AMENDMENT OF THE Harvard Bioscience, Inc. EMPLOYEE STOCK PURCHASE PLAN

The Board of Directors is requesting that our stockholders vote in favor of amending the Company’s Employee Stock Purchase Plan (as amended, “ESPP”) to add 500,000 shares under the ESPP to increase the number of authorized shares available for issuance thereunder (the “Amendment”). The Plan is intended to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”). The primary purpose of the ESPP is to provide employees with the tax-qualified opportunity to acquire an ownership stake in the Company through participation in a payroll deduction-based employee stock purchase plan. The Company believes that by increasing the total number of authorized shares for issuance under the ESPP, it can retain our employees with a market-competitive benefit. The following summary of the ESPP is qualified in its entirety by reference to the actual text of the ESPP, as set forth on Appendix A. Stockholders are urged to read the actual text of the ESPP, as proposed to be amended, and form of the Amendment, which are respectively set forth as Appendix A and Appendix B to this Proxy Statement and incorporated herein by reference.

Total Shares Authorized to Date Under ESPP	1,400,000
Shares Issued Through December 31, 2021 Under ESPP	1,303,166
Estimated Shares Available Under the ESPP as of December 31, 2021 (a)	96,834
Additional Shares Requested Under this Amendment (b)	500,000
Common Stock Outstanding as of the Record Date (c)	41,241,449
ESPP Shares as a Percentage of Common Stock Outstanding (a+b)/c	1.4%

Background on ESPP

The ESPP was adopted by the Board of Directors on October 26, 2000 and was approved by the Company’s stockholders in November 2000. An amendment to add an additional 250,000 shares of Common Stock to the ESPP was approved by our Board of Directors on February 26, 2013 and our stockholders on May 23, 2013. An amendment to add an additional 300,000 shares of Common Stock to the ESPP was approved by our Board of Directors on March 31, 2017 and our stockholders on May 18, 2017. An amendment to add an additional 350,000 shares of Common Stock to the ESPP was approved by our Board of Directors on February 26, 2019 and our stockholders on May 16, 2019. As of December 31, 2021, approximately 332 employees were eligible to participate in the ESPP.

Under the ESPP, participating employees can authorize the Company to withhold a portion of their base pay during consecutive six-month payment periods for the purchase of shares of the Company’s Common Stock. At the conclusion of the period, participating employees can purchase shares of the Company’s Common Stock at a price that is not less than 85% of the lower of the fair market value of the Company’s Common Stock at the beginning or end of the period. Shares are issued under the plan for the six-month periods ending June 30 and December 31.

Key Terms

Enrollment and Participation

The first offering under the ESPP commenced on January 1, 2001 and ended on June 30, 2001. Subsequent offering periods commenced on each January 1 and July 1 thereafter and will have a duration of six months. Generally, all employees of the Company and certain U.S. and U.K. subsidiaries who are customarily employed for more than 20 hours per week as of the first day of the applicable offering period are eligible to participate in the ESPP. Any employee who owns or is deemed to own shares of stock representing in excess of 5% of the combined voting power of all classes of the Company’s stock may not participate in the ESPP.

During each offering, an employee may purchase shares under the ESPP by authorizing payroll deductions of up to 10% of his or her base pay during the offering period. Unless the employee has previously withdrawn from the offering, his or her accumulated payroll deductions will be used to purchase shares of the Company’s Common Stock on the last business day of the offering period at a price that is not less than 85% of the fair market value of the Company’s Common Stock on the first or last day of the offering period, whichever is lower. In accordance with applicable tax rules, an employee may purchase no more than $25,000 worth of the Company’s Common Stock in any calendar year under the ESPP.

Transferability

The rights under the ESPP are not transferable by participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

Withdrawal

An employee may withdraw from participation in the ESPP by delivering a written notice of withdrawal to his or her designated payroll personnel. The employee’s withdrawal will be effective as of the next business day. Following an employee’s withdrawal, the Company will promptly refund to him or her, the entire account balance under the ESPP. Partial withdrawals are not permitted.

Administration

The ESPP is administered by the Company’s Compensation Committee.

Amendment and Termination of the Plan

The Board of Directors may at any time, and from time to time, amend the ESPP in any respect, except that without the approval, within 12 months of such Board action, by the stockholders, no amendment shall be made increasing the number of shares approved for the ESPP or making any other change that would require stockholder approval in order for the ESPP to qualify as a “employee stock purchase plan” under Section 423(b) of the Code.

The Board of Directors may also terminate the ESPP at any time.

U.S. Federal Tax Consequences

The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the ESPP and does not attempt to describe all possible federal or other tax consequences of such participation. Furthermore, the tax consequences are complex and subject to change, and a taxpayer’s particular situation may be such that some variation of the described rules is applicable. This summary assumes that the exercise of a purchase right under the ESPP constitutes an exercise pursuant to an “employee stock purchase plan” under Section 423(b) of the Code.

Purchase Rights. Generally, there are no tax consequences to an employee of either becoming a participant in the ESPP or purchasing shares under the ESPP. The tax consequences of a disposition of shares vary depending on the period such stock is held before its disposition. If a participant disposes of shares within two years of the offering date, or within one year after the transfer of the purchased shares to the ESPP participant (a “disqualifying disposition”), the participant recognizes ordinary income in the year of such disqualifying disposition in an amount equal to the gain on the sale, i.e. the excess of the amount received on the shares over the purchase price. ESPP stock issued at a discount is also taxed as ordinary income on the disposition of the stock.

If the participant disposes of shares more than two years after the granting of the option or more than one year after the transfer of the purchased shares to the participant, or the participant dies while holding shares (whether or not within such periods) the participant recognizes ordinary income in the year of disposition or death in an amount equal to the lesser of (1) the excess of the fair market value of the shares on the date of disposition or death over the purchase price, or (2) the excess of the fair market value of the shares on the offering date over the purchase price. For this purpose, if the purchase price cannot be determined at the date of the option grant, then the purchase price is determined as though the option were exercised when granted. Any additional gain recognized by the participant on the disposition of the shares is a capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price (as so determined), there is no ordinary income and the loss recognized is a capital loss.

If the participant disposes of the shares in a disqualifying disposition, the Company is entitled to a deduction equal to the amount of ordinary income recognized by the participant as a result, subject to the Section 162(m) Deduction Limit discussed below. In all other cases, no deduction is allowed the Company.

Section 162(m) Deduction Limit. Section 162(m) of the Code limits the deduction allowed to a publicly-held employer for the applicable remuneration of a “covered employee” to the extent that the amount of such remuneration for the taxable year for such employee exceeds $1 million. Employees covered by this limitation are each individual who was at any time during the taxable year either the principal executive officer or the principal financial officer, among the three highest compensated officers for the taxable year (other than the principal executive officer or principal financial officer), or was a “covered employee” for such employer (or any predecessor) in any preceding taxable year beginning after 2016 (each a “Covered Employee”). Income to a Covered Employee resulting from the disqualifying disposition of shares acquired upon exercise of purchase rights under the ESPP is subject to the Deduction Limit under Section 162(m) of the Code.

New Plan Benefits

The amounts of future purchases under the ESPP are not determinable because participation is voluntary, participation levels depend on each participant’s elections and the restrictions of Code Section 423 and the ESPP, and the per-share purchase price depends on the future value of our common stock. No purchases have been made with respect to the additional shares to be reserved for issuance under the ESPP.

Vote Required

The affirmative vote of a majority of the votes cast by holders of shares of Common Stock present or represented by proxy and entitled to vote on the matter at the Annual Meeting is required for the approval of the Amendment of our Employee Stock Purchase Plan.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT OF THE EMPLOYEE STOCK PURCHASE PLAN.

Proposal 4
Advisory Vote On The Compensation Of
Our Named Executive Officers

Background

The SEC adopted final rules on January 26, 2011 to implement Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act requiring public companies to provide stockholders with periodic advisory votes on executive compensation (“Say-on-Pay Proposal”). Accordingly, we are seeking an advisory vote from our stockholders to approve our named executive officer compensation, as set forth below. The Board of Directors welcomes our stockholders’ views on this subject, and will carefully consider the outcome of this vote consistent with the best interests of all stockholders. As an advisory vote, however, the outcome is not binding on us or the Board of Directors. Consistent with the preference of our stockholders as determined by the last vote to approve the frequency of our Say-on-Pay Proposal, we intend to conduct a Say-on-Pay Proposal annually.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to attract and retain high performing and experienced executives; motivate and reward executives whose knowledge, skills and performance are critical to our success; align the interests of our executives and stockholders by motivating executives to increase stockholder value and rewarding executives when stockholder value increases; foster a shared commitment among executives by coordinating their goals; and motivate our executives to manage our business to meet our short and long-term objectives, and reward them for meeting these objectives. The elements of executive compensation include base salary, annual cash incentive bonuses, employment agreements, long-term equity incentive compensation and broad-based benefits programs. Please read the “Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the fiscal year 2021 compensation of our named executive officers. Specifically, we are seeking a vote on the following resolution:

RESOLVED, that the stockholders approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and related narrative discussion.

Vote Required

The affirmative vote of a majority of the votes cast by holders of shares of Common Stock present or represented by proxy and entitled to vote on the matter at the Annual Meeting is required for the approval of the resolution to approve the compensation of our named executive officers.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RESOLUTION TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

Submission Of Stockholder Proposals For The 2023 Annual Meeting

In order to be considered for inclusion in our proxy statement and form of proxy for our 2023 annual meeting, stockholder proposals intended to be presented at our 2023 annual meeting of stockholders must be received by us on or before December 8, 2022 and otherwise comply with the requirements set forth in Rule 14a-8 under the Exchange Act. These proposals must also comply with the rules of the Securities and Exchange Commission governing the form and content of proposals in order to be included in our proxy statement and form of proxy and should be mailed to: Secretary, Harvard Bioscience, Inc., 84 October Hill Road, Holliston, Massachusetts 01746.

To the extent a stockholder of record wishes to have a stockholder proposal or Director nomination considered at an annual meeting even though such proposal is not included in our proxy statement, our Bylaws provide that such stockholder of record must provide written notice of such proposal or nomination and appropriate supporting documentation, as set forth in the Bylaws, to our Secretary at our principal executive office not less than 90 days or not more than 120 days prior to the first anniversary of the date of the preceding year’s annual meeting. For the 2023 annual meeting of stockholders, such proposal or nomination must be received no earlier than January 17, 2023 and no later than February 16, 2023.

In addition to the notice and information requirements contained in our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 18, 2023.

Multiple Stockholders Sharing The Same Address

Owners of Common Stock in street name may receive a notice from their broker or bank stating that only one notice of internet availability of proxy materials, annual report or proxy statement will be delivered to multiple stockholders sharing an address. This practice, known as “householding,” is designed to reduce printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate notice of internet availability of proxy materials, annual report or proxy statement, we will promptly deliver a separate copy to any stockholder upon written or oral request to our investor relations department at Harvard Bioscience, Inc., 84 October Hill Road, Holliston, Massachusetts 01746-1371 or by telephone at 508-893-8066 or by e-mail at info@harvardbioscience.com. In addition, any stockholder who receives multiple copies at the same address can request delivery of a single copy by notifying our investor relations department pursuant to the contact information provided above.

Other Matters

The Board of Directors does not know of any matters, other than those described in this proxy statement that will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING VIRTUALLY, PLEASE CAST YOUR VOTE ONLINE, BY TELEPHONE OR BY COMPLETING, DATING, SIGNING AND PROMPTLY RETURNING YOUR PROXY CARD OR VOTING INSTRUCTIONS CARD IN THE POSTAGE-PAID ENVELOPE (WHICH WILL BE PROVIDED TO THOSE STOCKHOLDERS WHO REQUEST PAPER COPIES OF THESE MATERIALS BY MAIL) BEFORE THE ANNUAL MEETING SO THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING.

THIS PROXY STATEMENT IS ACCOMPANIED BY THE COMPANY’S ANNUAL REPORT. THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT AND ANY EXHIBITS THERETO TO ANY STOCKHOLDER, UPON WRITTEN REQUEST TO HARVARD BIOSCIENCE, INC., 84 OCTOBER HILL ROAD, HOLLISTON, MASSACHUSETTS 01746-1371. A LIST OF STOCKHOLDERS ENTITLED TO VOTE AT THE ANNUAL MEETING WILL BE AVAILABLE FOR INSPECTION BY STOCKHOLDERS DURING REGULAR BUSINESS HOURS AT OUR OFFICES AND THE OFFICES OF OUR TRANSFER AGENT DURING THE TEN DAYS PRIOR TO THE ANNUAL MEETING AS WELL AS AT THE ANNUAL MEETING.

Appendix A

HARVARD BIOSCIENCE, INC.

EMPLOYEE STOCK PURCHASE PLAN

(As Amended)

The purpose of the Harvard Bioscience, Inc. Employee Stock Purchase Plan (the “Plan”) is to provide eligible employees of Harvard Bioscience, Inc. (the “Company”) and certain of its subsidiaries with opportunities to purchase shares of the Company’s common stock, par value $.01 per share (the “Common Stock”). One Million Nine Hundred Thousand (1,900,000) ~~One Million Four Hundred Thousand (1,400,000)~~ shares of Common Stock in the aggregate have been approved and reserved for this purpose. The Plan is intended to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be interpreted in accordance with that intent.

1. ADMINISTRATION. The Plan will be administered by the person or persons (the “Administrator”) appointed by the Company’s Board of Directors (the “Board”) for such purpose. The Administrator has authority to make rules and regulations for the administration of the Plan, and its interpretations and decisions with regard thereto shall be final and conclusive. No member of the Board or individual exercising administrative authority with respect to the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

2. OFFERINGS. The Company will make one or more offerings to eligible employees to purchase Common Stock under the Plan (“Offerings”). Unless otherwise determined by the Administrator, the initial Offering will begin on January 1, 2001 and will end on June 30, 2001 (the “Initial Offering”). Thereafter, unless otherwise determined by the Administrator, an Offering will begin on the first business day occurring on or after each January 1 and July 1 and will end on the last business day occurring on or before the following June 30 and December 31, respectively. The Administrator may, in its discretion, designate a different period for any Offering, provided that no Offering shall exceed six months in duration or overlap any other Offering.

3. ELIGIBILITY. All employees of the Company (including employees who are also directors of the Company) and all employees of each Designated Subsidiary (as defined in Section 11) are eligible to participate in any one or more of the Offerings under the Plan, provided that as of the first day of the applicable Offering (the “Offering Date”) they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week.

4. PARTICIPATION. An employee eligible on any Offering Date may participate in such Offering by submitting an enrollment form to his appropriate payroll location at least 15 business days before the Offering Date (or by such other deadline as shall be established for the Offering). The form will (a) state a whole percentage to be deducted from his Compensation (as defined in Section 11) per pay period, (b) authorize the purchase of Common Stock for him in each Offering in accordance with the terms of the Plan and (c) specify the exact name or names in which shares of Common Stock purchased for him are to be issued pursuant to Section 10. An employee who does not enroll in accordance with these procedures will be deemed to have waived his right to participate. Unless an employee files a new enrollment form or withdraws from the Plan, his deductions and purchases will continue at the same percentage of Compensation for future Offerings, provided he remains eligible.

Notwithstanding the foregoing, participation in the Plan will neither be permitted nor be denied contrary to the requirements of the Code.

5. EMPLOYEE CONTRIBUTIONS. Each eligible employee may authorize payroll deductions at a minimum of one percent (1%) up to a maximum of ten percent (10%) of his Compensation for each pay period. The Company will maintain book accounts showing the amount of payroll deductions made by each participating employee for each Offering. No interest will accrue or be paid on payroll deductions.

6. DEDUCTION CHANGES. Except as may be determined by the Administrator in advance of an Offering, an employee may not increase or decrease his payroll deduction during any Offering, but may increase or decrease his payroll deduction with respect to the next Offering (subject to the limitations of Section 5) by filing a new enrollment form at least 15 business days before the next Offering Date (or by such other deadline as shall be established for the Offering). The Administrator may, in advance of any Offering, establish rules permitting an employee to increase, decrease or terminate his payroll deduction during an Offering.

7. WITHDRAWAL. An employee may withdraw from participation in the Plan by delivering a written notice of withdrawal to his appropriate payroll location. The employee’s withdrawal will be effective as of the next business day. Following an employee’s withdrawal, the Company will promptly refund to him his entire account balance under the Plan (after payment for any Common Stock purchased before the effective date of withdrawal). Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Offering, but may enroll in a subsequent Offering in accordance with Section 4.

8. GRANT OF OPTIONS. On each Offering Date, the Company will grant to each eligible employee who is then a participant in the Plan an option (“Option”) to purchase on the last day of such Offering (the “Exercise Date”), at the Option Price hereinafter provided for, (a) a number of shares of Common Stock, which number shall not exceed the number of whole shares which is less than or equal to $12,500 divided by the closing price per share of Common Stock on the Offering Date, or (b) such other lesser maximum number of shares as shall have been established by the Administrator in advance of the Offering. The purchase price for each share purchased under each Option (the “Option Price”) will be 85% of the Fair Market Value of the Common Stock on the Offering Date or the Exercise Date, whichever is less.

Notwithstanding the foregoing, no employee may be granted an option hereunder if such employee, immediately after the option was granted, would be treated as owning stock, possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary (as defined in Section 11). For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee. In addition, no employee may be granted an Option which permits his rights to purchase stock under the Plan, and any other employee stock purchase plan of the Company and its Parents and Subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined on the option grant date or dates) for each calendar year in which the Option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code.

9. EXERCISE OF OPTION AND PURCHASE OF SHARES. Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option on such date and shall acquire from the Company such number of whole shares of Common Stock reserved for the purpose of the Plan as his accumulated payroll deductions on such date will purchase at the Option Price, subject to any other limitations contained in the Plan. Any amount remaining in an employee’s account at the end of an Offering solely by reason of the inability to purchase a fractional share will be carried forward to the next Offering; any other balance remaining in an employee’s account at the end of an Offering will be refunded to the employee promptly.

10. ISSUANCE OF CERTIFICATES. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or in the name of a broker authorized by the employee to be his, or their, nominee for such purpose.

11. DEFINITIONS.

The term “Compensation” means the amount of an employee’s base pay from the Company prior to any reduction for deferrals made under either Code Section 125 or 401(k), including commissions, but excluding overtime, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains on the exercise of Company stock options, and similar extraordinary items.

The term “Designated Subsidiary” means any present or future Subsidiary (as defined below) that has been designated by the Board to participate in the Plan. The Board may so designate any Subsidiary, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the stockholders.

The term “Fair Market Value of the Common Stock” on any given date means the fair market value of the Common Stock determined in good faith by the Administrator; PROVIDED, HOWEVER, that if the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“Nasdaq”), Nasdaq National System or national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

The term “Initial Public Offering” means the consummation of the first fully underwritten, firm commitment public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, other than on Forms S-4 or S-8 or their then equivalents, covering the offer and sale by the Company of its Common Stock.

The term “Parent” means a “parent corporation” with respect to the Company, as defined in Section 424(e) of the Code.

The term “Subsidiary” means a “subsidiary corporation” with respect to the Company, as defined in Section 424(f) of the Code.

12. RIGHTS ON TERMINATION OF EMPLOYMENT. If a participating employee’s employment terminates for any reason before the Exercise Date for any Offering, no payroll deduction will be taken from any pay due and owing to the employee and the balance in his account will be paid to him or, in the case of his death, to his designated beneficiary as if he had withdrawn from the Plan under Section 7. An employee will be deemed to have terminated employment, for this purpose, if the corporation that employs him, having been a Designated Subsidiary, ceases to be a Subsidiary, or if the employee is transferred to any corporation other than the Company or a Designated Subsidiary.

13. SPECIAL RULES. Notwithstanding anything herein to the contrary, the Administrator may adopt special rules applicable to the employees of a particular Designated Subsidiary, whenever the Administrator determines that such rules are necessary or appropriate for the implementation of the Plan in a jurisdiction where such Designated Subsidiary has employees; provided that such rules are consistent with the requirements of Section 423(b) of the Code. Such special rules may include (by way of example, but not by way of limitation) the establishment of a method for employees of a given Designated Subsidiary to fund the purchase of shares other than by payroll deduction, if the payroll deduction method is prohibited by local law or is otherwise impracticable. Any special rules established pursuant to this Section 13 shall, to the extent possible, result in the employees subject to such rules having substantially the same rights as other participants in the Plan.

14. OPTIONEES NOT STOCKHOLDERS. Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a holder of the shares of Common Stock covered by an Option under the Plan until such shares have been purchased by and issued to him.

15. RIGHTS NOT TRANSFERABLE. Rights under the Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

16. APPLICATION OF FUNDS. All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose.

17. ADJUSTMENT IN CASE OF CHANGES AFFECTING COMMON STOCK. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for the Plan, and the share limitation set forth in Section 8, shall be increased proportionately, and such other adjustments shall be made as may be deemed equitable by the Administrator. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Administrator to give proper effect to such event.

18. AMENDMENT OF THE PLAN. The Board may at any time, and from time to time, amend the Plan in any respect, except that without the approval, within 12 months of such Board action, by the stockholders, no amendment shall be made increasing the number of shares approved for the Plan or making any other change that would require stockholder approval in order for the Plan, as amended, to qualify as an “employee stock purchase plan” under Section 423(b) of the Code.

19. INSUFFICIENT SHARES. If the total number of shares of Common Stock that would otherwise be purchased on any Exercise Date plus the number of shares purchased under previous Offerings under the Plan exceeds the maximum number of shares issuable under the Plan, the shares then available shall be apportioned among participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be used to purchase Common Stock on such Exercise Date.

20. TERMINATION OF THE PLAN. The Plan may be terminated at any time by the Board. Upon termination of the Plan, all amounts in the accounts of participating employees shall be promptly refunded.

21. GOVERNMENTAL REGULATIONS. The Company’s obligation to sell and deliver Common Stock under the Plan is subject to obtaining all governmental approvals required in connection with the authorization, issuance, or sale of such stock.

The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

22. ISSUANCE OF SHARES. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

23. TAX WITHHOLDING. Participation in the Plan is subject to any minimum required tax withholding on income of the participant in connection with the Plan. Each employee agrees, by entering the Plan, that the Company and its Subsidiaries shall have the right to deduct any such taxes from any payment of any kind otherwise due to the employee, including shares issuable under the Plan.

24. NOTIFICATION UPON SALE OF SHARES. Each employee agrees, by entering the Plan, to give the Company prompt notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

25. EFFECTIVE DATE AND APPROVAL OF SHAREHOLDERS. The Plan shall take effect on the first day of the Company’s Initial Public Offering, subject to approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present or by written consent of the stockholders.

DATE AMENDMENT NO. 1 TO PLAN APPROVED BY BOARD OF DIRECTORS: AUGUST 2, 2011.

DATE AMENDMENT NO. 2 TO PLAN APPROVED BY BOARD OF DIRECTORS: FEBRUARY 26, 2013.

DATE AMENDMENT NO. 2 TO PLAN APPROVED BY STOCKHOLDERS: MAY 23, 2013.

DATE AMENDMENT NO. 3 TO PLAN APPROVED BY BOARD OF DIRECTORS: MARCH 31, 2017.

DATE AMENDMENT NO. 3 TO PLAN APPROVED BY STOCKHOLDERS: MAY 18, 2017.

DATE AMENDMENT NO. 4 TO PLAN APPROVED BY BOARD OF DIRECTORS: FEBRUARY 26, 2019.

DATE AMENDMENT NO. 4 TO PLAN APPROVED BY STOCKHOLDERS: MAY 16, 2019.

DATE AMENDMENT NO. 5 TO PLAN APPROVED BY BOARD OF DIRECTORS: APRIL 3, 2022.

DATE AMENDMENT NO. 5 TO PLAN APPROVED BY STOCKHOLDERS: MAY 17, 2022.

Appendix B

AMENDMENT NO. 5 TO HARVARD BIOSCIENCE, INC. EMPLOYEE STOCK PURCHASE PLAN

This Amendment No. 5 to the Harvard Bioscience, Inc. Employee Stock Purchase Plan (the “Plan”) is effective as of May 17, 2022 (the “Effective Date”).

In accordance with Section 18 of the Plan, as approved by the stockholders of Harvard Bioscience, Inc. on the Effective Date, in order to increase the number of shares of common stock reserved for issuance under the Plan to One Million Nine Hundred Thousand (1,900,000), the Plan is hereby amended as follows, effective as of the Effective Date:

1.	The reference to “One Million Four Hundred Thousand (1,400,000)” in the initial paragraph of the Plan is hereby deleted and replaced with “One Million Nine Hundred Thousand (1,900,000)”.

2.	The following is added to the end of the Plan:

“DATE AMENDMENT NO. 5 TO PLAN APPROVED BY BOARD OF DIRECTORS: APRIL 3, 2022. DATE AMENDMENT NO. 5 TO PLAN APPROVED BY STOCKHOLDERS: MAY 17, 2022.”

3.	Except as expressly amended hereby, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Harvard Bioscience, Inc. has duly executed this amendment to be effective as the date first above written.

HARVARD BIOSCIENCE, INC.

By:
	Name:	Michael A. Rossi
	Title:	Chief Financial Officer

B-1

HARVARD BIOSCIENCE, INC.
84 OCTOBER HILL ROAD
HOLLISTON, MA 01746-1371

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To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) James W. Green 02) Bertrand Loy

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000554828_1 R1.0.0.24

HARVARD BIOSCIENCE, INC.
Annual Meeting of Stockholders
May 17, 2022 at 11:00 AM, EDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) James Green and Michael A. Rossi, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Harvard Bioscience, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM, EDT on May 17, 2022. The Annual Meeting will be held by virtual meeting only. You will not be able to attend the Annual Meeting in person. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/HBIO2022, you must enter the control number found on your proxy card, voting instruction form or notice you previously received. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000554828_2 R1.0.0.24